                           STOCK PURCHASE AGREEMENT

                            DATED FEBRUARY 19, 1997

                                     AMONG

                            UNITED AUTO GROUP, INC.
                                UAG EAST, INC.

                                      AND

             AMITY AUTO PLAZA LTD., D/B/A AMITY TOYOTA SUPERSTORE
              MASSAPEQUA IMPORTS LTD., D/B/A LEXUS OF MASSAPEQUA
            WESTBURY NISSAN LTD., D/B/A WESTBURY NISSAN SUPERSTORE
                WESTBURY SUPERSTORE LTD., D/B/A WESTBURY TOYOTA
              J&S AUTO REFINISHING LTD., D/B/A PREMIER AUTO BODY
                   FLORIDA CHRYSLER PLYMOUTH JEEP EAGLE INC.
                 PALM AUTO PLAZA INC., D/B/A PALM BEACH TOYOTA
                            WEST PALM INFINITI INC.
                             WEST PALM NISSAN INC.
               NORTHLAKE AUTO FINISH INC., D/B/A TRAIL AUTO BODY

                                      AND

                               JOHN A. STALUPPI
                             JOHN A. STALUPPI, JR.

                               TABLE OF CONTENTS

                                                                          Page

ARTICLE 1. PURCHASE AND SALE OF SHARES.......................................2

    1.1. Certain Definitions.................................................2
    1.2. Purchase and Sale of the Shares.....................................4
    1.3. Net Worth Adjustment................................................7
    1.4. New Facility........................................................9
    1.5. Stock Price Adjustment.............................................11
    1.6. Escrow Deposit.....................................................11
    1.7. Additional Purchase Price..........................................11
    1.8. Contingent Payment.................................................12
    1.9. Effective Date.....................................................12

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES
               AND THE STOCKHOLDERS.........................................12

    2.1.  Organization and Good Standing....................................12
    2.2.  Subsidiaries......................................................13
    2.3.  Capitalization....................................................13
    2.4.  Authority; Approvals and Consents.................................13
    2.5.  Financial Statements..............................................14
    2.6.  Absence of Undisclosed Liabilities................................15
    2.7.  Absence of Material Adverse Effect; Conduct of Business...........16
    2.8.  Taxes.............................................................17
    2.9.  Legal Matters.....................................................18
    2.10. Property..........................................................19
    2.11. Environmental Matters.............................................20
    2.12. Inventories.......................................................22
    2.13. Accounts Receivable...............................................22
    2.14. Insurance.........................................................22
    2.15. Contracts; etc....................................................23
    2.16. Labor Relations...................................................24
    2.17. Employee Benefit Plans............................................25
    2.18. Other Benefit and Compensation Plans or Arrangements..............27
    2.19. Transactions with Insiders........................................28
    2.20. Propriety of Past Payments........................................29
    2.21. Interest in Competitors...........................................29
    2.22. Brokers...........................................................30
    2.23. Accounts..........................................................30
    2.24. Disclosure........................................................30
    2.25. Net Worth.........................................................30

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...............30

    3.1. Ownership of Shares; Title.........................................30
    3.2. Authority..........................................................31
    3.3. Real Property and Improvements.....................................31
    3.4. Investment Intent..................................................32
    3.5. Qualification of Stockholders......................................32


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ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF UAG............................33

    4.1.  Organization and Good Standing....................................33
    4.2.  Subsidiaries......................................................33
    4.3.  Capitalization....................................................34
    4.4.  SEC Filings.......................................................34
    4.5.  Authority; Approvals and Consents.................................34
    4.6.  Financial Statements..............................................35
    4.7.  Taxes.............................................................36
    4.8.  Absence of Undisclosed Liabilities................................36
    4.9.  Legal Matters.....................................................37
    4.10. Disclosure........................................................37
    4.11. Absence of Material Adverse Effect; Conduct of Business...........38
    4.12. Insurance.........................................................39
    4.13. Labor Relations...................................................39
    4.14. Contracts; Etc....................................................40
    4.15. Brokers...........................................................40
    4.16. Propriety of Past Payments........................................40
    4.17. Environmental Matters.............................................41
    4.18. Employee Benefit Plans............................................41

ARTICLE 5. COVENANTS AND ADDITIONAL AGREEMENTS..............................41

    5.1.  Access; Confidentiality...........................................41
    5.2.  Furnishing Information; Announcements.............................42
    5.3.  Antitrust Improvements Act Compliance.............................43
    5.4.  Certain Changes and Conduct of Business of the Companies..........43
    5.5.  No Intercompany Payables or Receivables...........................46
    5.6.  Negotiations......................................................47
    5.7.  Consents; Cooperation.............................................47
    5.8.  Additional Agreements.............................................48
    5.9.  Interim Financial Statements......................................48
    5.10. Notification of Certain Matters...................................48
    5.11. Assurance by the Stockholders.....................................49
    5.12. Personal Guarantees...............................................49
    5.13. Non-Interference..................................................49
    5.14. Environmental Audits..............................................49
    5.15. Access to Records.................................................50
    5.16. Nissan, Primus and World Omni Mortgages...........................50
    5.17. Certain Changes and Conduct of Business of UAG....................51
    5.18. 1996 Financial Statements.........................................52

ARTICLE 6. CONDITIONS TO THE OBLIGATIONS OF UAG AND SUB TO EFFECT
           THE CLOSING .....................................................52

    6.1.  Representations and Warranties; Agreements; Covenants.............52
    6.2.  Authorization; Consents...........................................52
    6.3.  Opinions of the Companies' and the Stockholders' Counsel..........53
    6.4.  Absence of Litigation.............................................53
    6.5.  No Material Adverse Effect........................................53
    6.6.  Net Worth.........................................................54

    6.7.  Completion of Due Diligence.......................................54
    6.8.  Net Income........................................................54
    6.9.  Leases............................................................54
    6.10. Board Approval....................................................54
    6.11. Certificates......................................................54
    6.12. Legal Matters.....................................................54
    6.13. Approval of Manufacturers and Distributors........................55
    6.14. Nondisturbance Agreements/Estoppel Certificates...................55
    6.15. Title Insurance...................................................55
    6.16. Schedules.........................................................55
    6.17. Lease Termination Agreements/Memoranda of Lease...................55
    6.18. Resignation of the Companies' Directors...........................55
    6.19. Employment Agreement..............................................55

ARTICLE 7. CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS TO EFFECT THE
               CLOSING......................................................56

    7.1.  Representations and Warranties; Agreements........................56
    7.2.  Authorization of the Agreement, Consents..........................56
    7.3.  Opinions of UAG's and Sub's Counsel...............................56
    7.4.  Absence of Litigation.............................................57
    7.5.  Certificates......................................................57
    7.6.  Legal Matters.....................................................57
    7.7.  Registration Rights Agreement.....................................57
    7.8.  Schedules.........................................................57
    7.9.  Leases............................................................58
    7.10. No Material Adverse Effect........................................58
    7.11. Employment Agreement..............................................58

ARTICLE 8. TERMINATION......................................................58

    8.1. Termination........................................................58
    8.2. Effect of Termination..............................................59

ARTICLE 9. INDEMNIFICATION..................................................59

    9.1. Indemnification by the Stockholders................................59
    9.2. Indemnification by UAG.............................................60
    9.3. Procedures.........................................................60
    9.4. Remedies...........................................................62
    9.5. Definitions........................................................62
    9.6. Limitation on Indemnification......................................62

ARTICLE 10. MISCELLANEOUS...................................................64

    10.1.  Survival of Provisions...........................................64
    10.2.  Fees and Expenses................................................64
    10.3.  Headings.........................................................64
    10.4.  Notices..........................................................65
    10.5.  Assignment.......................................................66
    10.6.  Entire Agreement.................................................66
    10.7.  Waiver and Amendments............................................67
    10.8.  Counterparts.....................................................67
    10.9.  Accounting Terms.................................................67


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    10.10. Schedules........................................................67
    10.11. Severability.....................................................67
    10.12. Remedies.........................................................68
    10.13. Governing Law....................................................68
    10.14. Time is of the Essence...........................................68

                           STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT, dated February 19, 1997, is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG East, Inc., a Delaware corporation ("UAG East" or "Sub"), Amity Auto Plaza Ltd., d/b/a Amity Toyota Superstore, a New York corporation ("Amity Toyota"), Massapequa Imports Ltd., d/b/a Lexus of Massapequa, a New York corporation ("Massapequa Lexus"), Westbury Nissan Ltd., d/b/a Westbury Nissan Superstore, a New York corporation ("Westbury Nissan"), Westbury Superstore Ltd., d/b/a Westbury Toyota, a New York corporation ("Westbury Toyota"), J&S Auto Refinishing Ltd., d/b/a Premier Auto Body, a New York corporation ("Premier"), Florida Chrysler Plymouth Jeep Eagle Inc., a Florida corporation ("Florida CP"), Palm Auto Plaza Inc., d/b/a Palm Beach Toyota, a Florida corporation ("West Palm Toyota"), West Palm Infiniti Inc., a Florida corporation ("West Palm Infiniti"), West Palm Nissan Inc., a Florida corporation ("West Palm Nissan"), Northlake Auto Finish Inc., d/b/a Trail Auto Body, a Florida corporation ("Trail," and, together with Amity Toyota, Massapequa Lexus, Westbury Nissan, Westbury Toyota, Premier, Florida CP, West Palm Toyota, West Palm Infiniti and West Palm Nissan, the "Companies"), John A. Staluppi ("Mr. Staluppi") and John
A. Staluppi, Jr. (together with Mr. Staluppi, the "Stockholders").

                             W I T N E S S E T H:

            WHEREAS, UAG East is a wholly-owned subsidiary of UAG;

            WHEREAS, the Companies operate franchise automobile dealerships and related businesses in West Palm Beach, Florida and Long Island, New York;

            WHEREAS, the Stockholders own all of the issued and outstanding shares of the capital stock of the Companies (the "Shares");

            WHEREAS, UAG East desires to purchase the Shares from the Stockholders, and the Stockholders desire to sell the Shares to UAG East (in each case upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, UAG East will own one hundred percent (100%) of the issued and outstanding shares of the capital stock of the Companies, on a fully diluted basis;

            NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.
                          PURCHASE AND SALE OF SHARES


 1.1.    CERTAIN DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

            (b) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

            (c) "Closing Date" shall have the meaning ascribed to it in
Section 1.2(b).

            (d) "Documents" shall mean the Post-Closing Escrow Agreement, the Escrow Agreement, the Piggyback Registration Rights Agreement and the Leases.

            (e) "Effective Date" shall have the meaning ascribed to it in
Section 1.9 hereof.

            (f) "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including, without limitation, common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or
(v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

            (g) "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation of the Companies' businesses or the Real Property or Improvements.

            (h) "Escrow Agent" shall mean Newman Tannenbaum Helpern Syracuse & Hirschtritt LLP.


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

            (i) "Escrow Deposit" shall have the meaning ascribed to it in
Section 1.6.

            (j) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

            (k) "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. ss. 651 et seq.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains (A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251 et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (E) flammable explosives, (F) radioactive materials, and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

            (l) "Knowledge" shall mean, with respect to the Stockholders, that either of the Stockholders knows of the particular matter referred to; with respect to the Companies, that any person responsible for overseeing the day to day operations of any of the Companies or any general manager, executive manager, service manager, office manager (or any person with similar such responsibilities regardless of title) knows of the particular matter referred to; and, with respect to UAG, that the President or any Vice-President of UAG knows of the particular matter referred to.

            (m) "Leases" shall have the meaning ascribed to it in Section 1.2(c)(v).

            (n) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or similar charges.

            (o) "Material Adverse Effect" shall mean any change in, or effect on, any of the Companies (including the businesses thereof) which is, or might be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of such Company when taken as a whole.

            (p) "November 30 Balance Sheets" shall have the meaning ascribed to it in Section 2.5.

            (q) "Person" shall mean and include an individual, corporation, partnership, limited liability company, joint venture, association, trust, any other incorporated or unincorporated organization or entity and a governmental entity or any department or agency thereto.

            (r) "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

            (s) "Piggyback Registration Rights Agreement" shall have the meaning ascribed to it in Section 1.2(c)(vi).

            (t) "Pre-Tax Earnings" shall mean net earnings (or losses), before taxes, computed in accordance with GAAP.

            (u) "UAG Common Stock" shall mean the shares of common stock, par value $.0001 per share of UAG.

            (v) "UAG Market Value" shall mean the arithmetic average of the daily closing price per share of UAG Common Stock, rounded to four decimal places, as reported on the New York Stock Exchange Composite Tape for each of the twenty (20) consecutive trading days ending (and including) the trading day that occurs one trading day prior to the date on which the UAG Market Value is to be determined.

1.2.    PURCHASE AND SALE OF THE SHARES

            (a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to UAG East, and UAG East shall purchase from the Stockholders, the Shares for an aggregate purchase price (the "Purchase Price") equal to (i) Twenty-Five Million Dollars ($25,000,000) in cash less the amount of any distributions (the "Distributions") made by the Companies to the Stockholders from November 30, 1996 until the Closing Date (other than distributions of net income attributable to periods after November 30, 1996 or distributions attributable to periods prior to November 30, 1996 which are reflected on the November 30 Balance Sheets) (the "Base Price"), which Base Price is subject to adjustment after Closing as provided in Sections 1.3, 1.7 and 1.8 below; (ii) promissory notes in substantially the form attached hereto as Exhibit A (the "Three Year Notes") issued by UAG in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) with interest only payable quarterly at the rate of six and one-half percent (6.5%) per annum, maturing on the third anniversary of the Closing Date; (iii) promissory notes in substantially the form attached hereto as Exhibit B (together with the Three Year Notes, the "Notes") issued by UAG in the aggregate principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000) with interest only payable quarterly at the rate of six and one-half percent (6.5%) per annum, maturing on the sixth anniversary of the Closing Date; and (iv) One Hundred Twenty-Seven Thousand Six Hundred Sixty (127,660) shares of UAG Common Stock (the "UAG Shares") bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws, which shares shall be deposited in escrow pursuant to Section 1.2(c) below. At the Closing referred to in Section 1.2(b) hereof:

               (i) the Stockholders shall sell, assign, transfer and deliver to Sub the Shares representing 100% of the issued and outstanding capital stock of the Companies and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

              (ii) Sub shall accept and purchase the Shares from the Stockholders and in payment therefor shall (A) deliver to the Stockholders immediately available funds in an aggregate amount equal to the Base Price (less the Escrow Deposit) by wire transfer to an account designated in writing by the Stockholders or by certified funds; (B) deliver to the Stockholders the Notes; and (C) deliver to the Escrow Agent certificates representing the UAG Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal or state securities laws.

            (b) Closing. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived but no later than April 30, 1997. The date on which the Closing occurs is herein referred to as the "Closing Date".

            (c) Deliveries at the Closing. Subject to the conditions set forth in this Agreement, at the Closing:

               (i) the Stockholders shall deliver to Sub certificates representing the Shares accompanied by stock powers as required by
      Section 1.2(a)(i) hereof, and any other
      documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholders or the Companies at or prior to the Closing or otherwise required in connection herewith;

              (ii) the Sub shall (A) pay to the Stockholders funds as required by Section 1.2(a)(ii) hereof; (B) deliver to the Stockholders the Notes; and (C) deliver to the Stockholders all opinions, certificates and other instruments and documents required to be delivered by UAG or Sub at or prior to the Closing or otherwise required in connection herewith;

             (iii) UAG and Mr. Staluppi shall enter into the Post-Closing Escrow Agreement substantially in the form attached hereto as Exhibit C (the "Post Closing Escrow Agreement"), and UAG shall deliver to the Escrow Agent certificates representing the UAG Shares issued in the name of Mr. Staluppi which shares shall be held and distributed pursuant to the terms of the Post-Closing Escrow Agreement;

              (iv) The Companies (other than Westbury Toyota) and the owner of the property on which each such Company conducts its business (each a "Landlord" and collectively the "Landlords") shall enter into a lease for the real property on which such Company operates in a form mutually acceptable to the parties (each a "Lease" and collectively the "Leases"), such form to be agreed to by the parties within twenty (20) days of the date of this Agreement. Each Lease shall be for a twenty
      (20) year term and the lessee shall have the option to renew the lease for two additional five year terms. Each Lease shall be a triple net lease and the initial base monthly rent for each Lease shall be as set forth on Schedule 1.2. Each lease with Mr. Staluppi or any entity in which he has an ownership or control position shall contain a provision whereby at the applicable Company's option, exercisable within six (6) months after the Closing Date, the Company may have an appraisal of the real property conducted and if the appraisal reflects that the initial base monthly rent is greater than one-twelfth (1/12) of the appraised fair market value of the property multiplied by a 10.75% capitalization rate ("Cap Rate") then no adjustments shall be made to the lease rate for the CPI Increase (as hereinafter defined) until from and after the initial lease rate is equal to or exceeds the fair market value lease rate (but in no event until three (3) years after the Closing Date); provided, however, the Landlord under the affected lease shall have the right to then obtain its own appraisal within two (2) months thereafter and if the parties cannot agree on the fair market value lease rate, the two appraisers shall select a third appraiser to determine the fair market lease rate within two (2) months after Landlord's appraisal. All appraisers must be independent and MAI certified with a minimum of ten
      (10) years' experience. Mr.

      Staluppi represents and warrants that the initial lease rates do not exceed the fair market lease rate for such property as determined by taking into account the property's fair market value and a lease rate of return not to exceed the Cap Rate. Subject to the foregoing, on the third anniversary of the Closing Date and every three years thereafter, the lease rate for each Lease shall increase to an amount equal to the rate then in effect plus an amount equal to a percentage of the rate then in effect, which percentage shall be equal to two hundred percent (200%) of the percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor ("CPI") for the metropolitan area in which such Company operates from the time of the last adjustment; provided, however, that such increase shall not exceed eight and one-half percent (8.5%) for each three (3) year period ("CPI Increase"). UAG shall guarantee the payment under and performance of the lessees under the Leases; and

               (v) UAG and Mr. Staluppi shall enter into a registration rights agreement in the form attached hereto as Exhibit D (the "Piggyback Registration Rights Agreement").

1.3.    NET WORTH ADJUSTMENT

            (a) On the Closing Date, or as soon as practicable after the Closing Date, the Stockholders shall deliver to UAG balance sheets of the Companies dated as of the Closing Date (such balance sheets so delivered are referred to herein as the "Closing Date Balance Sheets"). The Closing Date Balance Sheets shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the November 30 Balance Sheets (as defined in Section 2.5 hereof) (such accounting principles, methods and practices and such procedures, are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheets, the Stockholders and the Companies shall permit the Reviewer (as defined below) and other representatives of UAG to conduct a physical inventory at each location where inventory is held by the Companies.

            (b) Within sixty (60) days after delivery of the Closing Date Balance Sheets, (i) Coopers & Lybrand or such other accounting firm (the "Reviewer") as may be selected by UAG shall audit or otherwise review the Closing Date Balance Sheets in such manner as UAG and the Reviewer deem appropriate, and (ii) UAG shall deliver such reviewed balance sheet (the "Reviewed Balance Sheets"), together with the Reviewer's report thereon, to the Stockholders. The Reviewed Balance Sheets (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in Section 1.3(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in Section 1.3(g)(ii) hereof. UAG and the Reviewer shall have the opportunity to consult with the Stockholders, the Companies and each of the accountants and other representatives of the Stockholders and the Companies and to examine the work papers, schedules and other documents prepared by the Stockholders, the Companies and each of such accountants and other representatives during the preparation of the Closing Date Balance Sheets. The Stockholders and the Stockholders' independent public accountants shall have the opportunity to consult with the Reviewer and to examine the work papers, schedules and other documents prepared by the Reviewer during the preparation of the Reviewed Balance Sheets.

            (c) The Stockholders shall have a period of forty-five (45) days after delivery of the Reviewed Balance Sheets to present in writing to UAG all objections the Stockholders may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheets shall be deemed accepted and approved by the Stockholders and a supplemental closing (the "Supplemental Closing") shall take place within five
(5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by UAG and the Stockholders.

            (d) If the Stockholders shall raise any objection within such 45-day period, UAG and the Stockholders shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

            (e) If such dispute cannot be resolved by UAG and the Stockholders within sixty (60) days after the delivery of the Reviewed Balance Sheets, then the specific matters in dispute shall be submitted to a firm of independent public accountants mutually acceptable to UAG and the Stockholders, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to UAG and the Stockholders and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by UAG and the Stockholders. The fees and expenses of the accounting firm referred to in this
Section 1.3(e) shall be paid one-half by UAG and one-half by the Stockholders.

            (f) UAG and the Stockholders agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by UAG and the Stockholders pursuant to Section 1.3(e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

            (g) (i) If the aggregate Net Worth as shown on the Reviewed Balance Sheets as finally determined through the operation of Sections 1.3 (a) through (e) hereof plus the amount of the Distributions (such amount being referred to herein as the "Final Net Worth") shall be less than the Net Worth of the Companies as set forth on the November 30 Balance Sheets (which balance sheets are attached hereto as Schedule 2.5) (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholders shall pay to UAG at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by UAG at least two (2) Business Days prior to the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency.

            (ii) "Net Worth", computed in connection with the Closing Date Balance Sheets, the Company Balance Sheets and the Reviewed Balance Sheets, shall mean the amount by which the total assets (not including intangible assets) exceed the total liabilities reflected, in each case, on the balance sheets of Companies comprising the Closing Date Balance Sheets, the Company Balance Sheets or the Reviewed Balance Sheets, as the case may be.

 1.4.    NEW FACILITY

            (a) Mr. Staluppi or an Affiliate is the owner of a parcel of land located on Military Trail, West Palm Beach (the "West Palm Parcel") and is in the process of developing a new facility on such land for use by West Palm Toyota (the "New Facility"). The New Facility is to be developed pursuant to plans and specifications to be agreed upon by the parties, which plans and specifications shall include a breakdown of all hard and soft costs together with the maximum total cost (the "Plans"). The construction contractor shall be chosen from among no less than three (3) bidders (one of whom UAG may designate) and the lowest bidder that is qualified to Toyota standards (including an ability to post a performance bond) shall be selected. The parties acknowledge that the New Facility will not be completed on the Closing Date. Within nine (9) months after the Closing Date, Mr. Staluppi shall, at his sole cost and expense, complete the New Facility as set forth in the Plans. No change shall be made to the Plans without the prior written consent of UAG which shall not be unreasonably withheld. Upon completion of the New Facility and satisfaction of the New Facility Closing Conditions (as hereinafter defined) West Palm Toyota and Mr. Staluppi shall enter into a lease for the New Facility in a form mutually acceptable to the parties (the "New Facility Lease") (the date on which the New Facility Lease becomes effective is referred to herein as the "New Facility Lease Date"), such form to be agreed to by the parties within twenty (20) days after the date of this Agreement. The New Facility Lease shall be for a twenty (20) year term and the lessee shall have the option to renew the lease for two additional five year terms. The initial lease rate under the New Facility Lease shall be fixed at a dollar amount equal to 100% of all hard and soft costs provided for in the Plans and actually incurred by Mr. Staluppi for acquisition and construction of the facility multiplied by the Cap Rate. Mr. Staluppi represents and warrants that the acquisition cost of the property is no greater than fair market value. The initial lease rate shall be increased every third anniversary after the commencement of the lease as set forth in Section 1.2(c)(iv).

For purposes of this Agreement, "New Facility Closing Conditions" shall mean
(i) the completion of the New Facility substantially in accordance with the Plans including but not limited to substantially all material punch list items as certified by the architect for such New Facility; provided, however, that if UAG disputes such certificate it may retain its own architect to determine if such New Facility has been completed substantially in accordance with such Plans; (ii) the issuance of a permanent Certificate of Occupancy by the local governmental authorities with respect to such New Facility without condition;
(iii) West Palm Toyota having received any necessary consents or approvals from Toyota to relocate its operations to the New Facility; (iv) delivery of an ALTA "as-built" survey of the New Facility and the property upon which it is located reflecting no encroachments on adjoining land or into set-back areas and that all utilities serve the New Facility through publicly dedicated rights-of-way and tie into public utilities, such survey to be certified to UAG, UAG East, West Palm Toyota and a title insurance company chosen by UAG;
(v) UAG's obtaining a leasehold title insurance policy, without standard exceptions insuring West Palm Toyota's leasehold estate in the New Facility subject to no prior ground lease, mortgage, deed of trust or other security instrument or if so encumbered, Mr. Staluppi's obtaining a non-disturbance agreement from the holder thereof in favor of West Palm Toyota in form and substance reasonably satisfactory to UAG in recordable form and insured by such title company and otherwise subject to only those exceptions to title as are reasonably acceptable to UAG and providing such endorsements as UAG shall require including, but not limited to, coverage over mechanics and materialman's liens; (vi) UAG confirming that the New Facility complies with all zoning requirements and the title company is prepared to issue a zoning endorsement; and (vii) UAG obtaining an updated Phase I environmental report reflecting that (x) there are no Hazardous Materials on or in the New Facility or the land upon which it is located other than any that may be disclosed in the initial Phase I conducted by UAG, (y) there are no violations of Environmental Laws at the New Facility or the land upon which it is located; and (z) there is no recommendation for further investigation or action with respect to the New Facility or such land, which report shall be for the benefit of UAG, UAG East and West Palm Toyota. In addition, Mr. Staluppi shall complete all remaining punch list items within sixty (60) days after the New Facility Lease Date and shall use his best efforts to obtain standard warranties for construction and equipment (including roofs) and to assign such warranties to UAG or West Palm Toyota. Mr. Staluppi also agrees that all equipment and fixtures necessary for a "turn-key" car dealership similar to the existing West Palm Toyota dealership shall be relocated from the existing West Palm Toyota Facility to the New Facility. In addition, from and after the Closing Date until the earlier of (i) the New Facility Lease Date, and (ii) nine (9) months after the Closing Date, West Palm Toyota shall pay to Mr. Staluppi his out of pocket costs attributable to (x) real property taxes, (y) ground lease payments and (z) interest on borrowed funds utilized to acquire and construct the New Facility land and improvements.

 1.5.    STOCK PRICE ADJUSTMENT

            If the UAG Market Value on the Adjustment Date (as defined below) is less than Twenty-three and 50/100 Dollars ($23.50) (the amount of any such deficiency being referred to herein as the ("Stock Price Deficiency") then, no later than ten (10) Business Days after the Adjustment Date, UAG shall pay to Mr. Staluppi cash in an amount (the "Adjustment Amount") equal to the Stock Price Deficiency multiplied by the number of UAG Shares Mr. Staluppi received at the Closing.

For purposes of this Agreement, the Adjustment Date shall mean the earlier of
(i) the date on which the UAG Shares are registered pursuant to the Piggyback Registration Rights Agreement or (ii) the date on which Mr. Staluppi may sell the UAG Shares in reliance on Rule 144 promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended ("Rule 144").

 1.6.    ESCROW DEPOSIT.

            Within three (3) business days of the Effective Date of this Agreement, UAG will deposit into escrow funds in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Escrow Deposit") by delivering such funds to the Escrow Agent which Escrow Deposit shall be held and disbursed by the Escrow Agent pursuant to the terms of an escrow agreement in substantially the form attached hereto as Exhibit E.

 1.7.    ADDITIONAL PURCHASE PRICE.

            If the Companies, on a combined basis, achieve annual Pre-Tax Earnings of at least Eleven Million Five Hundred Thousand Dollars ($11,500,000) in any of the three (3) successive twelve (12) month periods beginning on the first day of the calendar month immediately following the New Facility Lease Date (such twelve (12) month periods being referred to herein as "Year One," "Year Two," and "Year Three," respectively), then, in consideration for the sale of the Shares by the Stockholders to Sub, Sub will make an additional payment to the Stockholders with respect to each such year that such Pre-Tax Earnings shall be achieved in the aggregate amount of One Million Dollars ($1,000,000) (each such payment being referred to herein as an "Additional Payment"), which Additional Payments, if any, shall be allocated among the Stockholders as they so determine in their sole discretion. In the event that Sub is required to make an Additional Payment in either Year One, Year Two or Year Three, then Sub shall make the Additional Payment within sixty (60) days after the completion of the review by the Companies' certified public accountant of the Companies' financial statements covering the entire Year for which such Additional

Payment is to be paid. For purposes of this Agreement, Pre-Tax Earnings shall not include any general overhead charges, management fees or other similar payments to UAG or its Affiliates. During Years One, Two and Three each Company shall deliver to Mr. Staluppi a copy of its monthly factory statement within five (5) days of its delivery to the factory which statement shall be treated as confidential by Mr. Staluppi.

 1.8.    CONTINGENT PAYMENT.

            If the total of the annual Pre-Tax Earnings for Year One, Year Two and Year Three (the "Total Pre-Tax Earnings") exceeds Thirty Four Million Five Hundred Thousand Dollars ($34,500,000), then, in consideration for the sale of the Shares by the Stockholders to Sub, Sub will make an additional payment to the Stockholders in the aggregate amount of One Million Dollars ($1,000,000) (such payment being referred to herein as the "Contingent Payment"), which Contingent Payment shall be allocated among the Stockholders as they so determine in their sole discretion. In the event that Sub is required to make a Contingent Payment, then Sub shall make the Contingent Payment within sixty
(60) days after completion of the review by the Companies' certified public accounts of the Companies' financial statements covering Year Three.

 1.9.    EFFECTIVE DATE.

            The obligations of the parties hereunder shall not take effect until the parties have notified all of the manufacturer's whose consent is required (the "Effective Date").

                                  ARTICLE 2.
                        REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANIES AND THE STOCKHOLDERS

            Subject to the parties' agreement and acknowledgment that the Schedules referred to in this Article 2 are to be delivered by the Companies and the Stockholders no later than ten (10) Business Days after the Effective Date hereof, the Companies and the Stockholders hereby jointly and severally represent and warrant to UAG and Sub as follows:

 2.1.    ORGANIZATION AND GOOD STANDING.

            Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its businesses and to carry on their businesses as now being conducted. The Companies are duly qualified to do business and are in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the

Companies would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect. Schedule 2.1 hereto lists (i) the states and other jurisdictions where the Companies are so qualified and (ii) the assumed names under which the Companies conduct business. Attached to Schedule 2.1(b) hereto are complete and correct copies of the Companies' Articles of Incorporation and Bylaws (including comparable governing instruments with different names), as amended and presently in effect.

2.2.    SUBSIDIARIES

            The Companies do not have any interest or investment in any Person.

2.3.    CAPITALIZATION

            The authorized stock of each of the Companies and the number of shares of capital stock which are issued and outstanding are set forth on
Schedule 2.3 hereto. The shares listed on Schedule 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Companies and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Companies or any securities convertible into, or other rights to acquire, any shares of capital stock of the Companies, or (ii) obligates the Companies to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as set forth on Schedule 2.3 hereto. The Companies have not agreed to register any securities under the Securities Act of 1933, as amended (the "Securities Act").

2.4.    AUTHORITY; APPROVALS AND CONSENTS

            The Companies have the corporate power and authority to enter into this Agreement and the documents referred to herein (the "Documents") to which they are a party and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each of the Companies and no other corporate proceedings on the part of the Companies are necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute valid and binding obligations of, each of the Companies, enforceable against the Companies in accordance with their respective terms. The execution, delivery and performance by each of the Companies and the Stockholders of this Agreement and the Documents to which it or they are a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

              (i) contravene any provisions of the Articles of Incorporation or By-Laws (including any comparable governing instrument with a different name) of any of the Companies;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in Section 2.15 hereof) or, except as set forth on Schedule 2.4 hereto, require any consent or waiver of any party to any Company Agreement;

              (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of the Companies (other than the rights of Sub to acquire the Shares pursuant to this Agreement);

              (iv) violate or conflict with any Legal Requirements (as defined in Section 2.9 hereof) applicable to the Companies or any of their respective businesses or properties; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in Section 5.3 hereof).

            Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by the Companies to enable the Companies to continue to conduct their respective businesses and operations and use their respective properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

2.5.    FINANCIAL STATEMENTS

            Except as otherwise indicated below, attached as Schedule 2.5 are true and complete copies of:

               (i) (A) the balance sheets of the Companies as of December 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto and (B) the balance sheets of the Companies as of December 31, 1994, and the related consolidated statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants (except where such examination and report are not available);

             (ii) the balance sheets of the Companies as of November 30, 1996 (the "November 30 Balance Sheets"); and

             (iii) the most recent monthly and year-to-date financial statements provided to each franchisor of the Companies (each, a "Company Factory Statement" and, collectively, the "Company Factory Statements");

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are consistent with and in accordance with the books and records of the Companies, fairly present the financial position, results of operations, stockholders' equity and changes in financial position of the Companies as of the dates and for the periods indicated, in the case of the financial statements referred to in clause (i) above in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and the unaudited financial statements included in the Company Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The Company Financial Statements are consistent with the financial records maintained and the accounting methods applied by the Companies for tax purposes. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of the Companies are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Companies.

2.6.    ABSENCE OF UNDISCLOSED LIABILITIES

            The Companies do not have any material liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in
Section 2.18 and 2.19 hereof or liabilities for Taxes (as defined in Section
2.8 hereof), except for (i) liabilities reflected or reserved against on the most recent Company Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Company Balance Sheets which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.6 hereto. The Companies are not parties to any Company Agreement, or subject to any charter or by-law provision, any other corporate limitation or any Legal Requirement, which has, or can reasonably be expected to have, a Material Adverse Effect.

2.7.    ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS

            (a) Since November 30, 1996, the Companies have operated in the ordinary course of business consistent with past practice, except as set forth on Schedule 2.7(a) hereto, and there has not been:

              (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Companies, and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a Material Adverse Effect;

              (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Companies, whether or not covered by insurance;

              (iii) any change in any method of accounting or accounting practice of the Companies; or

              (iv) any loss of the employment, services or benefits of any general manager, new car sales manager, used car sales manager, or any equivalent employee of any of the Companies.

            (b) Since November 30, 1996, except as set forth in Schedule 2.7(b) hereto, the Companies have not:

               (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

              (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

              (iii) mortgaged, pledged or subjected to any lien any of its property or other assets, except for mechanics liens and liens for taxes not yet due and payable;

              (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

               (v) defaulted on any material obligation;

              (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

             (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the Company Financial Statements except in the ordinary course of business consistent with past practices;

            (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them except in the ordinary course of business consistent with past practices;

              (ix) made any individual capital expenditure in excess of $100,000, or aggregate capital expenditures in excess of $300,000, or additions to property, plant and equipment other than ordinary repairs and maintenance;

               (x) discontinued any franchise or the sale of any products or product line or program; (xi) incurred any obligation or liability for the payment of severance benefits; or

              (xii) entered into any agreement or made any commitment to do any of the foregoing.

2.8.    TAXES

            The Companies have each made a valid election pursuant to Section 1362(a) of the Internal Revenue Code, as amended (the "Code"), to be an "S Corporation" within the meaning of Section 1361(a)(1) of the Code and (with the exception of West Palm Nissan) have continued to qualify as such for all taxable years since their formation and will continue to so qualify through the Closing Date. The Companies and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Companies any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Companies or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments, including but not limited to income, excise, property, sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all tax returns for the fiscal years ended since December 31, 1992 have been furnished or made available to UAG or its representatives to the extent available and in the possession of the Companies and such copies are accurate and complete as of the date hereof. The Companies have also furnished to UAG correct and complete copies of all notices and correspondence sent or received since December 31, 1992 by the Companies to or from any federal, state or local tax authorities. The Companies have adequately reserved for the payment of all Taxes with respect to periods ended on or prior to the Closing Date for which tax returns have not yet been filed. In the ordinary course, the Companies make adequate provision on their books for the payment of all Taxes (including for the current fiscal period) owed by the Companies. Except to the extent reserves therefor are reflected on the Company Balance Sheets, the Companies are not liable, or will not become liable, for any Taxes for any period ending on or prior to the Closing Date. Except as set forth on Schedule 2.8 hereto, the Companies have not been subject to a federal or state tax audit of any kind since December 31 1992, and no adjustment has been proposed by the Internal Revenue Service ("IRS") with respect to any return for any subsequent year. With respect to the audits referred to on Schedule 2.8 hereto and except as indicated thereon, no such audit has resulted in an adjustment in excess of $50,000. Neither the Companies nor any Stockholder knows of any basis for an assertion of a deficiency for Taxes against the Companies. The Stockholders will cooperate, and will cause their Affiliates to cooperate, with the Companies in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Companies may be liable or with respect to which the Companies may be entitled to a refund.

2.9.    LEGAL MATTERS

            (a) Except as set forth on Schedule 2.9(a) hereto, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, and, to the knowledge of the Companies or the Stockholders, there is no material claim threatened against or affecting, the Companies, any ERISA Plan (as defined in Section 2.18(a) hereof) or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholders or the Companies for any such Claims, and (ii) the Companies are not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. Schedule 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

            (b) The businesses of the Companies are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Companies or any of their respective businesses or properties except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. The Companies hold, and are in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements. A list of all such permits is set forth on
Schedule 2.9(b) hereof.

            (c) The Companies own or hold all Permits material to the conduct of their businesses. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

2.10.   PROPERTY

            Set forth on Schedule 2.10(a) hereto is a list of all interests in real property owned by or leased to the Companies (including all real property owned or leased by the Stockholders (directly or indirectly) and used in the businesses of the Companies and of all options or other contracts to acquire any such interest (collectively, and together with the New Facility, the "Real Property"). With respect to any leased Real Property owned by Mr. Staluppi or any of his Affiliates, there are no defaults by either party under and no state of facts exist which with the giving of notice or the passage of time, or both, would constitute a default under such leases. With respect to any leased Real Property not owned by Mr. Staluppi or any of his Affiliates, neither the Companies nor the Stockholders have (i) received notice of any defaults by any parties under such leases (the "Third Party Leases") or (ii) any knowledge of any state of facts which with the giving of notice or the passage of time, or both, would constitute a default under such leases. True and correct copies of all leases relating to the leased Real Property, together with any amendments and modifications thereto, are attached as
Schedule 2.10(b). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Companies are fit for the particular purposes for which they are used by the Companies. Such tangible properties and all Improvements owned or leased by the Companies conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and, to the knowledge of the Stockholders and the Companies, such Improvements do not encroach in any respect on property of others. To the knowledge of the Stockholders and the Companies, there are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the respective businesses of the Companies as presently conducted. Certificates of Occupancy have been issued with respect to the Improvements without special conditions or restrictions. All utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land. No written notice (and, to the knowledge of the Stockholders and the Companies, no oral notice) of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Companies or the Stockholders with respect to the Real Property.

2.11.   ENVIRONMENTAL MATTERS

            (a) Except as set forth on Schedule 2.11(a) hereto, (i) the Companies, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Companies are in compliance with all Environmental Laws (provided, however, that as to the Real Property or Improvements, such representation is limited to the knowledge of the Stockholders and the Companies as it may relate to compliance for any period prior to the Initial Date), (ii) the Companies have obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Companies are in full compliance with all terms and conditions of such Environmental Permits. As used in this Agreement, Initial Date shall mean with respect to any portion of the Real Property or the Improvements, the earlier of (i) date the Stockholders or the Companies first acquired any ownership or leasehold interest in such property and (ii) the date on which the Companies first began conducting operations on such property.

            (b) The Companies and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and, to the knowledge of the Stockholders and the Companies, are not otherwise exposed to liability under, any Environmental Law. After the Initial Date (and, to the knowledge of the Stockholders and the Companies, with respect to events prior to the Initial Date), no event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. To the knowledge of the Stockholders and the Companies, the Companies have no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

            (c) Except as set forth on Schedule 2.11(c) hereto, (i) after the Initial Date (and, to the knowledge of the Stockholders and the Companies, with respect to any use prior to the Initial Date) neither the Companies, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies, nor, to the knowledge of the Companies or the Stockholders, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill or release of any Hazardous Materials (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Companies' businesses in full compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency requiring spill protection, overfill protection and corrosion protection by December 22, 1998 and all secondary containment requirements with respect to above ground storage tanks), (ii) after the Initial Date (and, to the knowledge of the Stockholders and the Companies, with respect to investigations prior to the Initial Date), none of the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Companies has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action at such property, and (iii) to the knowledge of the Companies and the Stockholders, none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies, or any site or location where the Companies sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA.

            (d) Except as set forth on Schedule 2.11(d) hereto, after the Initial Date (and, to the knowledge of the Stockholders and the Companies, prior to the Initial Date), there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Companies in connection with any actual or alleged liability under any Environmental Law.

            (e) Except as set forth on Schedule 2.11(e) hereto, (i) there is no pending or threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Companies, the Real Property, the Improvements, any property formerly owned, leased or occupied by the Companies, any offsite contamination affecting the business of the Companies or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Companies have not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Companies have not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Stockholders and the Companies, has any other entity whose liability therefor, in whole or in part, may be attributed to the Companies, received such notice, claim, demand, suit or request for information.

            (f) The Stockholders and the Companies have provided to UAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, the Companies and any property formerly owned, occupied or leased by the Companies, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by the Companies, by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties. Any testing shall not be construed as a waiver of any rights which UAG or Sub have arising out of the representations and warranties contained herein.

2.12.   INVENTORIES

            The values at which inventories are carried on the Company Balance Sheets and Company Factory Statements reflect the normal inventory valuation policies of the Companies, and, in the case of the Company Balance Sheets, such values are in conformity with GAAP consistently applied. All inventories reflected on the Company Balance Sheets and Company Factory Statements or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business, except for spare parts inventory which inventory is good and usable.

2.13.   ACCOUNTS RECEIVABLE

            All accounts receivable reflected on the Company Balance Sheets are, and all accounts receivable that will be or will have been reflected on the Closing Date Balance Sheets will be, good, and have been or will have been collected or are collectible, without resort to litigation, within 120 days of the Closing Date, and are subject to no defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business.

2.14.   INSURANCE

            All material properties and assets of the Companies which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner customary for companies engaged in similar businesses or owning similar assets. Set forth on Schedule 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Companies have made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect, are sufficient for all applicable requirements of law and will not in any way be affected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Companies.

2.15.   CONTRACTS; ETC.

            As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on Schedule 2.10 hereto) to which any of the Companies is a party or by which any of the Companies or any of their respective assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing. Set forth on Schedule 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the business, operations, assets, condition (financial or otherwise) or prospects of any of the Companies. True and complete copies of all written Company Agreements referred to on Schedule 2.15 and Schedule 2.10 hereto, exclusive of individual vehicle titles and/or manufacturer's certificates of origin and floor plan liens applicable to individual vehicles, have been delivered or made available to UAG, and the Companies have provided UAG with accurate and complete written summaries of all such Company Agreements which are unwritten. Except as set forth on
Schedule 2.15, the Companies are not, nor, to the knowledge of the Companies and the Stockholders is, any other party thereto, in material breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a material breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any material Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Companies in any such case where such breach, default or other event would have, or could reasonably be expected to have, a Material Adverse Effect. There are no material unresolved disputes involving any of the Companies under any Company Agreement.

2.16.   LABOR RELATIONS

            (a) The Companies have paid or made provision for the payment of all salaries and accrued wages and have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and have withheld and paid to the appropriate governmental authority, or are holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of their employees.

            (b) Except as described in Section 6.13 and as set forth on
Schedule 2.16(b) hereto, none of the Companies is a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Companies, nor do the Stockholders or the Companies know of any activities or proceedings of any labor union to organize any such employees. The Companies have furnished to UAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). The Companies have not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (c) Except as set forth in Schedule 2.16(c) hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholders' or the Companies' knowledge, threatened, against or affecting the Companies, and the Companies have not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Companies, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Companies,
(iv) there are no charges with respect to or relating to the Companies pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) the Companies have not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Companies and, to the knowledge of the Companies, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

            (d) The Companies have never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2101-2109, and the regulations promulgated therein.

2.17.   EMPLOYEE BENEFIT PLANS

            (a) Set forth on Schedule 2.17(a) hereto is a true and complete list of:

               (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Companies or to which the Companies are required to make contributions ("Pension Benefit Plan"); and

              (ii) each employee welfare benefit plan, as defined in Section 3(i) of ERISA, maintained by the Companies or to which the Companies are required to make contributions ("Welfare Benefit Plan").

True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

            (b)   With  respect  to the  ERISA  Plans,  except as set forth on
Schedule 2.17(b):

               (i) there is no ERISA Plan which is a " multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

              (ii) no event has occurred or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under
      Section 4975 of the Code;

             (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

              (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

            (c) Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

               (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

              (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

             (iii) is not currently under investigation, audit or review by the IRS or (to the knowledge of the Companies and the Stockholders) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

            (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of Section 2.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the
Code:

               (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Companies since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

              (ii) the PBGC has not notified the Companies or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

             (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Companies or the Stockholders) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

              (iv) no  Pension   Benefit   Plan  ever  has  incurred  any
      "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

               (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Companies and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

            (e) With respect to each Pension Benefit Plan, Schedule 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

            (f) The approximate aggregate of the amounts of contributions by the Companies to be paid or accrued under ERISA Plans for the current fiscal year is set forth on Schedule 2.17(f) (the "Aggregate ERISA Contributions"), and the Aggregate ERISA Contributions are not expected to exceed the total amount set forth on Schedule 2.17(f). To the extent required in accordance with GAAP, the Company Balance Sheets reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Companies under the ERISA Plans as of the date of the Company Balance Sheet.

            (g) With respect to any Multiemployer Plan (1) the Companies have not, since their formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Companies under any Multiemployer Plan, computed as if a "complete withdrawal" by the Companies had occurred under each such Plan as of December 31, 1995; and (3) the Companies have not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

            (h) With respect to the Welfare Benefit Plans:

               (i) There are no liabilities of the Companies under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

              (ii) No claims for benefits are in dispute or litigation.

2.18.   OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS

            (a) Set forth on Schedule 2.18(a) hereto is a true and complete list of:

               (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Companies maintain or are required to make contributions to;

              (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Companies pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

             (iii) each employee of the Companies whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded $75,000. True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Companies, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

            (b)   Each Compensation Commitment:

            (i) since its inception, has been operated in all material respects in accordance with its terms;

            (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Companies or the Stockholders) no such action is contemplated or under consideration;

            (iii) has no liability for any federal, state, local or foreign
      Taxes;

            (iv) has no claims subject to dispute or litigation;

            (v) has met all applicable requirements, if any, of the Code; and

            (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

2.19.   TRANSACTIONS WITH INSIDERS

            Set forth on Schedule 2.19 hereto is a complete and accurate description of all material transactions between the Companies or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since December 31, 1995. For purposes of this Agreement:

               (i) the term "Insider" shall mean the Stockholders, any director or officer of the Companies, and any Affiliate, Associate or Relative of any of the foregoing persons;

              (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and
      (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

             (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20.   PROPRIETY OF PAST PAYMENTS

            No funds or assets of the Companies have been used for illegal purposes; no unrecorded funds or assets of the Companies have been established for any purpose; no accumulation or use of the Companies' corporate funds or assets has been made without being properly accounted for in the respective books and records of the Companies; all payments by or on behalf of the Companies have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Companies for any reason; no payment has been made by or on behalf of the Companies with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Companies have not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by the Companies of, or alleged to be of, the type described in this Section 2.20.

2.21.   INTEREST IN COMPETITORS

            Except as set forth on Schedule 2.21, neither the Companies nor the Stockholders, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Companies that is engaged in the retail sale of automobiles or light duty trucks.

2.22.   BROKERS

            Neither the Companies, nor any director, officer or employee thereof, nor the Stockholders or any representative of the Stockholders, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

2.23.   ACCOUNTS

            Schedule 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Companies and the name of each person with any power or authority to act with respect thereto.

2.24.   DISCLOSURE

            Neither the Companies nor the Stockholders have made any material misrepresentation to UAG or the Sub relating to the Companies or the Shares or the Real Property or Improvements and neither the Companies nor the Stockholders to their knowledge have omitted to state to UAG any material fact relating to the Companies or the Shares or the Real Property or Improvements which is necessary in order to make the information given by or on behalf of the Companies or the Stockholders to UAG not misleading. To the knowledge of the Companies and the Stockholders, no fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect, which has not been disclosed in the Company Financial Statements or the Schedules to this Agreement.

2.25.   NET WORTH

            On the Closing Date, the Net Worth of the Companies will be equal to or greater than the November 30, 1996 Net Worth less the amount of any Distributions.

                                  ARTICLE 3.
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

            Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 3 are to be delivered by the Stockholders no later than ten (10) Business Days after the Effective Date hereof, the Stockholders hereby represent and warrant to UAG as follows:

3.1.    OWNERSHIP OF SHARES; TITLE

            Each Stockholder is the owner of record and beneficially of the Shares as set forth on Schedule 3.1 hereof and has, and shall transfer to Sub at the Closing, good and marketable title to the Shares owned by him, free and clear of any and all security interests, pledge agreements, Liens, encumbrances, proxies and voting or other agreements except restrictions on transfer imposed by applicable federal and state securities laws.

 3.2.    AUTHORITY.

            The Stockholders have all requisite power and authority and have full legal capacity and are competent to execute, deliver and perform this Agreement and the Documents to which they are a party and to consummate the transactions contemplated hereby and thereby (including the disposition of the Shares to Sub as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Stockholders and constitutes, and the Documents to which each Stockholder is a party when executed and delivered by such Stockholder will constitute, a valid and binding obligation of such Stockholder, enforceable against him in accordance with its terms. Except as set forth on Schedule 3.2, the execution, delivery and performance of this Agreement and the Documents by the Stockholders and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which any of the Stockholders is a party or to which any of the Stockholders or any of their property is subject;

              (ii) violate  or  conflict  with  any  Legal   Requirements
      applicable to the Stockholders or any of Stockholders' businesses or properties; or

             (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

 3.3.    REAL PROPERTY AND IMPROVEMENTS.

            The Real Property and Improvements owned by Mr. Staluppi or his Affiliates are owned in fee simple, free and clear of all Liens, claims and encumbrances, except those disclosed in Schedule 3.3(a), none of which currently or, to the knowledge of Mr. Staluppi or his Affiliates, in the future will materially affect the use of such Real Property or such Improvements for the conduct of the respective businesses of the Companies as presently conducted or, as to the New Facility, as proposed to be conducted. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens. There are no disputes concerning the location of the lines and corners of the Real Property. No one has been granted any right to purchase or lease such Real Property or Improvements other than the existing leases in favor of the Companies, which are to be terminated at the Closing by agreement between the parties and pursuant to which the owners shall acknowledge that there are no defaults under any such leases and that the Companies have no liability arising out of or relating to such leases. Attached as Schedule 3.3 are all surveys, title binders, title policies and copies of any exceptions to title relating to such Real Property or Improvements.

 3.4.    INVESTMENT INTENT.

            Mr. Staluppi has no present plan, intention or arrangement to dispose of any of the UAG Common Stock received by him pursuant to the terms of this Agreement.

 3.5.    QUALIFICATION OF STOCKHOLDERS.

            Mr. Staluppi (i) is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), and is acquiring the UAG Common Stock to be issued pursuant to the terms of this Agreement for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such UAG Common Stock has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of Mr. Staluppi's investment intent as expressed herein;
(iii) is able to bear the economic risk of investment in such UAG Common Stock and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such UAG Common Stock;
(iv) acknowledges that the UAG shares were not offered to him by means of publicly disseminated advertisements or sales literature, or as part of a general solicitation; (v) acknowledges that in deciding to proceed with the transaction set forth herein he has relied solely on his own independent investigation of UAG and upon the representations of UAG set forth herein; and
(vi) understands and acknowledges that such UAG Common Stock will be "restricted securities" as that term is defined in Rule 144 under the Securities Act and that the certificates representing such UAG Common Stock will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to UAG that such transfer is exempt therefrom is delivered to UAG or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law.

                                  ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF UAG

            Subject to the parties' agreement and acknowledgement that the Schedules referred to in this Article 4 are to be delivered by the Stockholders no later than ten (10) Business Days after the Effective Date hereof, UAG and UAG East hereby represent and warrant to the Companies and the Stockholders as follows:

 4.1.    ORGANIZATION AND GOOD STANDING.

            UAG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. UAG is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries (as defined below) would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole. UAG has made available to the Stockholders complete and correct copies of its charter and by-laws, as amended and presently in effect.

 4.2.    SUBSIDIARIES.

            Each of the UAG Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate the properties and assets used in its business and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and the UAG Subsidiaries would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of the UAG Subsidiaries have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any preemptive rights or of any federal or state securities law. "UAG Subsidiary" shall mean any corporation or other entity in which UAG, directly or indirectly, owns beneficially securities representing 50% or more of (i) the aggregate equity or profit interests or (ii) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

 4.3.    CAPITALIZATION.

            The authorized stock of UAG and the number of shares of capital stock which are issued and outstanding are set forth on Schedule 4.3 hereto. The shares listed on Schedule 4.3 hereto constitute all the issued and outstanding shares of capital stock of UAG and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof.

 4.4.    SEC FILINGS.

            UAG has heretofore made available to Mr. Staluppi UAG's Registration Statement on Form S-1 as declared effective by the SEC on October 23, 1996 and UAG's Quarterly Report on Form 10-Q for the period ending September 30, 1996 (the "SEC Filings"). As of their respective dates, the SEC filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

 4.5.    AUTHORITY; APPROVALS AND CONSENTS.

            UAG has the corporate power and authority to enter into this Agreement and the Documents to which it is a party and to perform its obligations hereunder and thereunder. At the time of the Closing, the execution, delivery and performance of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized and approved by the Board of Directors of UAG and no other corporate proceedings on the part of UAG will be necessary to authorize and approve this Agreement and the Documents and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Documents will be, duly executed and delivered by, and constitute a valid and binding obligation of, UAG, enforceable against UAG in accordance with their respective terms. Except as set forth on Schedule 4.5 hereto, the execution, delivery and performance by UAG of this Agreement and the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not:

               (i)      contravene  any  provisions  of  the   Certificate  of
      Incorporation or By-Laws of UAG;

              (ii) after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined below) or require any consent or waiver of any party to any UAG Agreement;

             (iii) result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG;

              (iv) violate or conflict with any Legal Requirements applicable to UAG or its respective businesses or properties that would or could reasonably be expected to have a Material Adverse Effect on UAG and the UAG Subsidiaries, taken as a whole; or

               (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

Except as set forth or referred to above, no authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental administrative or judicial authority is necessary to be obtained or made by UAG to enable UAG to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted.

 4.6.    FINANCIAL STATEMENTS.

            Attached as Schedule 4.6 are true and complete copies of:

            (a) the consolidated balance sheet of UAG and its consolidated UAG Subsidiaries as of December 31 in each of the years 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended on such dates, together with the notes thereto, in each case examined by and accompanied by the report of Coopers & Lybrand, independent certified public accountants; and

            (b) the unaudited consolidated balance sheet of UAG and its consolidated UAG Subsidiaries as of September 30, 1996 (the "UAG Balance Sheet"), and the unaudited consolidated statements of income, stockholders' equity and cash flows for the month periods ended on such dates, together with the notes thereto;

(all the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG and the UAG Subsidiaries, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in financial position of UAG and the UAG Subsidiaries as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by UAG and the UAG Subsidiaries for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements indicate all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets. The books and accounts of UAG and the UAG Subsidiaries are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG and the UAG Subsidiaries consistent with prior practices of UAG and the UAG Subsidiaries.

 4.7.    TAXES.

            UAG, each UAG Subsidiary and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with UAG or any UAG Subsidiary, any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by UAG or any UAG Subsidiary or any such other corporation. In the ordinary course, UAG makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by UAG and the UAG Subsidiaries. Neither UAG nor any UAG Subsidiary has been subject to a federal or state tax audit of any kind, and no adjustment has been proposed by the IRS with respect to any return for any subsequent year. UAG knows of no basis for an assertion of a deficiency for Taxes against UAG or any UAG Subsidiary.

 4.8.    ABSENCE OF UNDISCLOSED LIABILITIES.

            Neither UAG nor any UAG Subsidiary has any material liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, liabilities for Taxes (as defined in Section 4.8), except for (i) liabilities reflected or reserved against the most recent UAG Financial Statement, (ii) liabilities disclosed in the SEC filings, (iii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the UAG Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, and (iv) liabilities disclosed on Schedule 4.8 hereto.

 4.9.    LEGAL MATTERS.

            (a) Except as set forth on Schedule 4.9(a) hereto, (i) there are no material Claims pending against, or, to the knowledge of UAG or any UAG Subsidiary, threatened against or affecting, UAG, any UAG Subsidiary, any of their respective officers, directors, employees, agents or Affiliates involving, affecting or relating to any assets, properties or operations of UAG or any UAG Subsidiary, or any of their respective properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to UAG, any UAG Subsidiary or any of their directors, officers, employees or agents for any such Claims, and (ii) neither UAG nor any UAG Subsidiary is subject to any material Judgments of any governmental, administrative or judicial authority, domestic or foreign.

            (b) The businesses of UAG and the UAG Subsidiaries are being conducted in compliance with all Legal Requirements applicable to UAG or any UAG Subsidiary or any of their respective businesses or properties, except where the failure to be in such compliance could not reasonably be expected to have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole. Except as set forth on Schedule 4.9(b) hereto, UAG and the UAG Subsidiaries hold, and are in compliance with, all Permits required by all applicable Legal Requirements except where the failure to hold or be in compliance with such Permits could not reasonably be expected to have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole.

            (c) UAG and each UAG Subsidiary owns or holds all Permits material to the conduct of its business. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

 4.10.   DISCLOSURE.

            Neither UAG nor any UAG Subsidiary has made any material misrepresentation to the Companies or the Stockholders relating to this Agreement and neither UAG nor any UAG Subsidiary has omitted to state to the Companies or the Stockholders any material fact relating to this Agreement which is necessary in order to make the information given by or on behalf of UAG or any UAG Subsidiary to the Companies or the Stockholders or their representatives at or prior to Closing not misleading. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole, which has not been disclosed in the SEC Filings or the Schedules to this Agreement.

 4.11.   ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

            (a) Since October 28, 1996, UAG and the UAG Subsidiaries have operated in the ordinary course of business consistent with past practice, except as set forth on Schedule 4.11(a) hereto, and there has not been:

               (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of UAG and the UAG Subsidiaries, taken as a whole, and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole.

              (ii) any  material  loss,  damage,   destruction  or  other
      casualty to the property or other assets of UAG or any UAG Subsidiary, whether or not covered by insurance;

             (iii) any change in any method of accounting or accounting practice of UAG or any UAG Subsidiary; or

            (b) Since October 28, 1996, except as set forth in Schedule 4.11(b) hereto, neither UAG nor the UAG Subsidiaries have:

               (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice and except in connection with the acquisition of additional dealerships;

              (ii) failed to discharge or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

             (iii) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

              (iv) defaulted on any material obligation;

               (v) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in the UAG Financial Statements; or

              (vi) entered into any agreement or made any commitment to do any of the foregoing that has not been terminated.

 4.12.   INSURANCE.

            All properties and assets of UAG and the UAG Subsidiaries which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which UAG and the UAG Subsidiaries are or have been engaged and customary for companies engaged in similar businesses or owning similar assets.

 4.13.   LABOR RELATIONS.

            (a) UAG and each of the UAG Subsidiaries has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

            (b) Except as set forth in Schedule 4.13(b) hereto, (i) there is no unfair labor practice charge or complaint pending before the NLRB, (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to UAG's or any of the UAG Subsidiaries' knowledge, threatened, against or affecting UAG or any UAG Subsidiary, and neither UAG nor any UAG Subsidiary has experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of UAG or any UAG Subsidiary, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of UAG or any UAG Subsidiary, (iv) there are no charges with respect to or relating to UAG or any UAG Subsidiary pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, (v) neither UAG nor any UAG Subsidiary has received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of UAG or any UAG Subsidiary and no such investigation is in progress and (vi) the consents of the unions that are parties to any UAG Employment and Labor Agreements (as defined below) are not required to complete the transactions contemplated by this Agreement and the Documents. As used in this agreement, the term "UAG Employment and Labor Agreements" shall mean all (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) agreements, policies or practices that require UAG or any UAG Subsidiary to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law),

(iii) collective bargaining agreements or other labor union contracts applicable to persons employed by UAG or any UAG Subsidiary.

            (c) Neither UAG nor any UAG Subsidiary has ever caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. ss.ss. 2101-2109, and the regulations promulgated therein.

 4.14.   CONTRACTS; ETC

            As used in this Agreement, the term "UAG Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which UAG or any UAG Subsidiary is a party or by which UAG or any UAG Subsidiary or any of their respective properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing which are material to the businesses, operations, assets, condition (financial or otherwise) or prospects of UAG and the UAG Subsidiaries. Neither UAG nor any UAG Subsidiary nor, to the knowledge of UAG and each UAG Subsidiary, any other party thereto, is in breach of or default under any UAG Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any UAG Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of UAG or any UAG Subsidiary in any such case where such breach, default or other event would have, or could reasonably be expected to have, a material adverse effect on UAG and the UAG Subsidiaries, taken as a whole.

 4.15.   BROKERS.

            Neither UAG nor any UAG Subsidiary, nor any director, officer or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Documents.

 4.16.   PROPRIETY OF PAST PAYMENTS.

            No funds or assets of UAG or any UAG Subsidiary have been used for illegal purposes; no unrecorded funds or assets of UAG or any UAG Subsidiary have been established for any purpose; no accumulation or use of UAG's or any UAG Subsidiary's corporate funds or assets has been made without being properly accounted for in the respective books and records of UAG or any UAG Subsidiary; all payments by or on behalf of UAG and the UAG Subsidiaries have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of UAG or any UAG Subsidiary for any reason; no payment has been made by or on behalf of UAG or any UAG Subsidiary with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and neither UAG nor any UAG Subsidiary has made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by UAG or any UAG Subsidiary of, or alleged to be of, the type described in this Section 4.16.

 4.17.   ENVIRONMENTAL MATTERS.

            UAG and the UAG Subsidiaries have not violated, done or suffered any act which could give rise to liability under and, to the knowledge of UAG, are not otherwise exposed to liability under, any Environmental Law which could reasonably be expected to have a material adverse effect on the financing condition of UAG and the UAG Subsidiaries taken as a whole.

 4.18.   EMPLOYEE BENEFIT PLANS.

            UAG and the UAG Subsidiaries are not subject to any liability under any employee pension benefit plans or employee welfare benefit plans (as defined in ERISA) maintained by UAG or any UAG Subsidiary which could reasonably be expected to have a material adverse effect on the financial condition of UAG and the UAG Subsidiaries, taken as a whole.

                                  ARTICLE 5.
                     COVENANTS AND ADDITIONAL AGREEMENTS

 5.1.    ACCESS; CONFIDENTIALITY.

            Between the date hereof and the Closing Date, the Stockholders and the Companies will (i) provide to the officers and other authorized representatives of UAG and Sub full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Companies and will cause their officers to furnish to UAG and Sub and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Companies, and (ii) make available for inspection and copying by UAG and Sub true and complete copies of any documents relating to the foregoing. UAG and Sub will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and Sub. If this Agreement is terminated, UAG and Sub will promptly return to the Companies, upon the reasonable request of the Companies, all Confidential Information furnished by the Companies and held by UAG and Sub, including all copies and summaries thereof. As used herein, "Confidential Information" shall mean all information concerning the Companies obtained by UAG or Sub from the Companies in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Companies unless such information is received from a third party in violation of a duty such third party owes to the Companies not to disclose such information, or (z) which is or becomes known to the public, other than through a breach by UAG of this Agreement. The Stockholders will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law) all UAG Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of the Stockholders. If this Agreement is terminated, the Stockholders will promptly return to UAG, upon the reasonable request of UAG, all UAG Confidential Information furnished by UAG and held by the Stockholders, including all copies and summaries thereof. As used herein, "UAG Confidential Information" shall mean all information concerning UAG obtained by the Stockholders in connection with the transactions contemplated by this Agreement, except information (x) ascertained or obtained from public information, (y) received from a third party not employed or otherwise affiliated with UAG unless such information is received from a third party in violation of a duty such third party owes to UAG not to disclose such information, or (z) which is or becomes known to the public, other than a breach by the Stockholders of this Agreement.

 5.2.    FURNISHING INFORMATION; ANNOUNCEMENTS.

            The Stockholders and the Companies, on the one hand, and UAG and Sub, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholders and the Companies or UAG and Sub, respectively, required for inclusion in any statement or application made by UAG or the Companies to any governmental or regulatory body or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor the Companies, on the one hand, nor UAG nor Sub, on the other hand, or any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law (including federal or state securities laws) as determined by such parties' counsel.

 5.3.    ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

            UAG and Sub and the Stockholders and the Companies, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if UAG or the Stockholders shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or their best interests, UAG or the Stockholders, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 8.2 hereof.

 5.4.    CERTAIN CHANGES AND CONDUCT OF BUSINESS OF THE COMPANIES.

            (a) From and after the date of this Agreement and until the Closing Date, the Companies shall, and the Stockholders shall cause the Companies to, conduct their respective businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Stockholders nor the Companies will, except as required or permitted pursuant to the terms hereof, permit the Companies to:

               (i) make any material change in the conduct of their respective businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

              (ii) make any change in their Articles of Incorporation or By-laws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for their capital stock or alter any term of any of their outstanding securities or make any change in their outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

             (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchangeable for debt securities of the Companies, or (C) issue any options or other rights to acquire from the Companies, directly or indirectly, debt securities of the Companies or any security convertible into or exchangeable for such debt securities;

              (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of their assets or any part thereof, except transactions pursuant to existing contracts set forth in Schedule 2.15 hereto and dispositions of inventory or of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business consistent with past practices;

               (v) subject any of their assets, or any part thereof, to any Lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have, or cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

              (vi) declare, set aside or pay any dividends or other distributions (whether in cash, stock, property or any combination thereof) in respect of any shares of their capital stock (other than distributions of net income attributable to periods after November 30, 1996 or distributions of existing cash as of November 30, 1996 as long as such distributions could not reasonably be expected to adversely effect the business or operation of the Companies) or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

             (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

            (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

              (ix) make  or  commit  to  make  any  individual   material
      capital  expenditure  in  excess  of  $100,000,   or  aggregate  capital
      expenditures in excess of $300,000;

               (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of their Affiliates;

              (xi) guarantee any indebtedness for borrowed money or any other obligation of any other person, other than in the ordinary course of business consistent with past practice;

             (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by the Companies (or on behalf of the Companies) on the date hereof;

            (xiii) make any loan, advance or capital contribution to or investment in any Person;

             (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

              (xv) settle, release or forgive any material claim or litigation or waive any material right;

             (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice;

            (xvii) take any other action that would cause any of the representations and warranties made by the Companies in this Agreement not to remain true and correct; or

           (xviii) commit itself to do any of the foregoing.

            (b) From and after the date hereof and until the Closing Date, the Stockholders and the Companies will cause the Companies to use their reasonable best efforts to:

               (i) continue to maintain, in all material respects, their properties in accordance with present practices in a condition suitable for their current use;

              (ii) comply with all applicable Environmental Laws, and, in the event the Companies shall receive notice that there exists a violation of any Environmental Law with respect to their operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws except where the noticed violation is contested in good faith and by appropriate proceedings diligently conducted; provided, however, that any remediation or removal shall be subject to the prior approval of UAG;


             (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against the Companies unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

              (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

               (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

              (vi) continue to conduct their business in the ordinary course consistent with past practices.

            (c) From and after the date of this Agreement and until the Closing Date, the Stockholders shall not, except with the prior written consent of UAG and except as required or permitted pursuant to the terms hereof:

               (i) make any material change to the Real Property or the Improvements;

              (ii) subject the Real Property or the Improvements, or any part thereof, to any new Lien or suffer such to be imposed other than non-material Liens in the ordinary course of business consistent with past practice;

             (iii) take any other action that would cause any of the representations or warranties made by the Stockholders in this Agreement not to remain true and correct in all material respects; or

              (iv) commit themselves to do any of the foregoing.

 5.5.    NO INTERCOMPANY PAYABLES OR RECEIVABLES.

            Except as disclosed on Schedule 5.5 hereto, at the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and their Affiliates (other than the Companies) on the one hand, and the Companies, on the other hand, other than those incurred in the ordinary course of business and disclosed in the Notes to the Company Financial Statements.

 5.6.    NEGOTIATIONS.

            Until the earlier of 180 days from the date hereof and the termination of this Agreement pursuant to clause (ii) of Section 8.1 hereof, no Stockholder, nor the Companies, nor their officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholders, the Companies or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Companies or purchase or sale of any of the Real Property or Improvements. The Stockholders shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which any Stockholder may receive or of which any of the Stockholders may become aware.

 5.7.    CONSENTS; COOPERATION.

            Subject to the terms and conditions hereof, the Stockholders and the Companies and UAG will use their respective best efforts at their own expense:

               (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for (A) the consummation of the transactions contemplated by this Agreement, (B) the ownership or leasing and operating after the Closing by the Companies of all their material properties and (C) the conduct after the Closing by the Companies of their respective businesses as conducted by them on the date hereof;

              (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby and thereby; and

             (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

 5.8.    ADDITIONAL AGREEMENTS.

            Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the parties agrees to execute and deliver any and all documents that the respective manufacturers typically require a selling dealer or an acquiring dealer to execute in connection with the transfer of a dealership. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties and the proper officers of the Companies shall take all such necessary action.

 5.9.    INTERIM FINANCIAL STATEMENTS.

            Within thirty (30) days after the end of each calendar month after the date of this Agreement, the Companies will deliver to UAG the most recent monthly and year-to-date financial statements provided to each franchisor of the Companies. All such statements shall fairly present the financial position, results of operations and cash flow of the Companies and UAG, as applicable, as at the date or for the periods indicated and shall be prepared on a basis consistent with the Company Factory Statements attached hereto as
Schedule 2.5.

 5.10.   NOTIFICATION OF CERTAIN MATTERS.

            Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation and warranty of such party contained herein was not true and correct as of the date hereof or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 6 or Article 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholders and the Companies, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement. The Stockholders shall (x) promptly advise UAG of any event that has, or could in the future have, a Material Adverse Effect (y) confer on a regular basis with one or more designated representatives of UAG to report operational matters and to report the general status of ongoing operations, and (z) notify UAG of any emergency or other change in the normal course of business or in the operation of the properties of the Companies and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving the Companies or any of their assets or operations, and will keep UAG fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. The Stockholders shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by the Stockholders (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to any of the Shares) or the occurrence of any other event of which any Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

 5.11.   ASSURANCE BY THE STOCKHOLDERS.

            The Stockholders shall cause each of the Companies to comply with their respective covenants set forth in this Agreement.

 5.12.   PERSONAL GUARANTEES.

            UAG will use reasonable efforts to cause the Stockholders to be released from any and all personal guarantees of any loans, leases or other indebtedness of the Companies set forth on the Company Financial Statements (the "Personal Guarantees"). In the event that any of the Personal Guarantees are not released by the Closing, UAG will indemnify and hold the Stockholders harmless from any loss with respect to the Personal Guarantees which arises after the Closing. Notwithstanding anything in this Section to the contrary, UAG shall not be required to cause the Stockholders to be released from or indemnify the Stockholders for any loss with respect to any Personal Guarantees for any loans or other indebtedness relating to the Real Property owned by the Stockholders or their Affiliates.

 5.13.   NON-INTERFERENCE.

            After the Closing Date and for a period of five (5) years thereafter, the Stockholders and their Affiliates shall not knowingly interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Companies or any supplier, manufacturer, distributor, consultant, independent contractor or employee of the Companies and agree not to solicit or hire any employee of the Companies unless such employee has already terminated his employment with the Companies.

 5.14.   ENVIRONMENTAL AUDITS.

            Prior to the Closing, UAG will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, UAG determines that a Phase II environmental audit is required, then the expenses of performing the Phase II environmental audit shall be paid one-half by UAG and one-half by the Stockholders; provided, however, that the Stockholders may elect not to pay any costs of the Phase II audit but, if the Stockholders elect not to pay one-half of the costs of the Phase II audit and the results of the Phase II audit conclude that remediation is required, the Stockholders shall pay the entire costs of the Phase II audit. If the Phase II audit indicates that any remedial action is required under any Environmental Laws and UAG reasonably determines that such remedial action is required in order for (i) the applicable company to continue to operate its business as conducted at the time of discovery of the need for remedial action; or (ii) the applicable company not to incur any liability to any Person as a result of the presence of the material which prompts the recommendation for such remedial action, then the Stockholders shall pay the costs of such remedial action; provided, however, that the Stockholders shall only be required to pay the costs of the minimum remedial action required to comply with applicable Environmental Laws to the extent provided above and provided, further, that the Stockholder shall not be required to pay any remedial costs that exceed $500,000 in the aggregate. If the Phase II report concludes that remedial action is required in an amount that exceeds $500,000 in the aggregate and the Stockholders decide not to pay the costs of such remediation then UAG may, at its option, terminate this Agreement pursuant to Section 8.1 (iv). The Stockholders shall have the right to obtain a second opinion with respect to the necessity of such remedial action within thirty (30) days after the Phase II audit and if the two (2) environmental firms cannot agree, they shall chose a third environmental company to make such determination within sixty (60) days after the first Phase II audit. Such third environmental company shall be independent of the parties and generally accepted by major institutional lenders.

 5.15.   ACCESS TO RECORDS.

            After Closing, UAG shall provide the Stockholders with reasonable access to the books and records of the Companies to the extent necessary for the Stockholders to comply with applicable tax laws. UAG will cooperate, and will cause its Affiliates to cooperate, with the Stockholders in the filing of any returns and in any audit or refund claims proceeding involving Taxes for which the Stockholders may be liable or with respect to which the Stockholders may be entitled to a refund.

 5.16.   NISSAN, PRIMUS AND WORLD OMNI MORTGAGES

            (a) If UAG does not accept floor plan financing from Nissan, Primus or World Omni for each of the Companies that currently have floor plan financing through Nissan, Primus and World Omni (on terms comparable to such existing terms) and the failure to accept such financing causes an event of default under the Stockholders' existing mortgages with Nissan, Primus and World Omni which default Nissan, Primus or World Omni (as the case may be) refuses to waive, then UAG shall secure alternative financing for the amount of such mortgages on commercially reasonable terms.

            (b) If Primus, Nissan or World Omni do not offer floor plan financing to UAG for each of the Companies that currently have floor plan financing through Nissan, Primus and World Omni (on terms comparable to such existing terms) and, as a result, there is an event of default under the Stockholders' existing mortgages with Nissan, Primus or World Omni (as the case may be) which default is not waived, then UAG and the Stockholders will cooperate to secure alternative financing for the amount of such mortgages on commercially reasonable terms. If alternative financing is not available, either party may terminate this Agreement pursuant to Section 8.1 hereof.

 5.17.   CERTAIN CHANGES AND CONDUCT OF BUSINESS OF UAG.

            (a) From and after the date hereof and until the Closing Date, UAG and the UAG Subsidiaries will use their reasonable best efforts to:

               (i) continue to maintain, in all material respects, their properties in accordance with present practices in a condition suitable for their current use except where to do so would not be economically beneficial to UAG or the UAG Subsidiaries;

              (ii) comply with all applicable Environmental Laws, and, in the event UAG or the UAG Subsidiaries receive notice that there exists a violation of any Environmental Law with respect to their operations or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws, except where the notice of violation is contested in good faith and by appropriate proceedings diligently conducted;

             (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against UAG or any UAG Subsidiaries unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

              (iv) keep their books of account, records and files in the ordinary course and in accordance with existing practices;

               (v) preserve their business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

              (vi) not take any other action that would cause any of the representations or warranties made by UAG in this

      Agreement not to remain true and correct in all material respects.

 5.18.   1996 FINANCIAL STATEMENTS.

            Prior to the Closing, the Stockholders shall deliver to UAG audited balance sheets of the Companies as of December 31, 1996 (the "Company Balance Sheets") and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year ended December 31, 1996, together with the notes thereto which statements shall be examined and accompanied by the report of the Companies' independent certified public accountants and, upon delivery, such statements shall be included within the definition of Company Financial Statements. Notwithstanding the preceding sentence, the income statement and cash flow statement for Westbury Nissan will not be audited statements. UAG and the Stockholders shall each pay one-half of the cost of such audit.

                                  ARTICLE 6.
                         CONDITIONS TO THE OBLIGATIONS
                     OF UAG AND SUB TO EFFECT THE CLOSING

            The obligations of UAG and Sub required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG or Sub as provided herein except as otherwise required by applicable law:

 6.1.    REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS.

            Each of the representations and warranties of the Companies and the Stockholders contained in this Agreement shall be true and correct as of the date hereof and (having been deemed to have been made again at and as of the Closing) shall be true and correct in all material respects as of the Closing. Each of the obligations of the Companies and the Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, UAG shall have received a certificate, dated the Closing Date and duly executed by the Stockholders, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

 6.2.    AUTHORIZATION; CONSENTS.

            (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Documents, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Companies. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including any extensions thereof, shall have expired or been terminated.

            (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Companies have entered into a franchise agreement (or comparable instrument, mortgages, floor plan lenders and other lenders)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

 6.3.    OPINIONS OF THE COMPANIES' AND THE STOCKHOLDERS' COUNSEL.

            UAG and Sub shall have been furnished with the opinion of counsel for the Companies and the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to UAG and its counsel, which opinion shall have been rendered with respect to those matters contained in Sections 2.1, 2.3, 2.4, 2.9, 3.1 and 3.2 hereof. In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Companies and by government officials and upon such other documents and data as such counsel deem appropriate as a basis for their opinions. Such counsel may specify the state or states in which they are admitted to practice, that they are not admitted to the Bar in any other state or experts in the law of any other state and that such opinions are limited to New York, Florida and federal laws.

 6.4.    ABSENCE OF LITIGATION.

            No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG or Sub effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG or Sub, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

 6.5.    NO MATERIAL ADVERSE EFFECT.

            During the period from December 31, 1995 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Companies.

 6.6.    NET WORTH.

            On the Closing Date, the Stockholder shall deliver to UAG a balance sheet of the Companies in accordance with Section 1.3.

 6.7.    COMPLETION OF DUE DILIGENCE.

            UAG and Sub shall have completed their due diligence examination of the Companies, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Companies, shall be satisfactory to UAG and Sub.

 6.8.    NET INCOME.

            Coopers & Lybrand or such other accounting firm as UAG may select shall have confirmed to UAG that the 1996 Earnings of the Companies for the year ending December 31, 1996 are no less than Eleven Million Dollars ($11,000,000). For purposes of this Section 6.8, 1996 Earnings shall be determined using the same methodology as the earnings set forth on Schedule
6.8 hereto.

 6.9.    LEASES.

            The Companies and the Landlords shall have entered into the Leases and shall have agreed to the form of the New Facility Lease.

 6.10.   BOARD APPROVAL.

            The Board of Directors of UAG and Sub shall have approved the consummation of all of the transactions contemplated by this Agreement.

 6.11.   CERTIFICATES.

            The Stockholders and the Companies shall have furnished UAG and Sub with a certificate, dated as of the Closing Date, executed by the Stockholders certifying to the fulfillment of the conditions set forth in Sections 6.5 and 6.6 hereof and shall have furnished UAG and Sub with such any other certificates of its officers and others as UAG and Sub may reasonably request to evidence compliance with the conditions set forth in this Article 6.

 6.12.   LEGAL MATTERS.

            All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and the Companies under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholders and the Companies in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and Sub.

 6.13.   APPROVAL OF MANUFACTURERS AND DISTRIBUTORS.

            The Stockholders and the Companies shall have obtained the consent, authorization and approval of each of the Companies' respective manufacturers for the transfer of the Companies to UAG or UAG East on terms no less favorable to those granted to the Stockholders and the Companies immediately prior to the execution of this Agreement.

 6.14.   NONDISTURBANCE AGREEMENTS/ESTOPPEL CERTIFICATES.

            UAG shall have been provided with nondisturbance agreements and estoppel certificates in form and substance satisfactory to UAG with respect to the properties that are the subject of the Leases and the Third Party Leases.

 6.15.   TITLE INSURANCE.

            UAG shall have obtained title insurance on behalf of the Companies with respect to the leasehold estates arising out of the Leases and the Third Party Leases in form and substance satisfactory to UAG.

 6.16.   SCHEDULES.

            The Companies and the Stockholders shall have delivered to UAG and Sub all Schedules referred to herein and such Schedules shall be acceptable in form and substance to UAG and Sub.

 6.17.   LEASE TERMINATION AGREEMENTS/MEMORANDA OF LEASE.

            The appropriate parties shall have executed lease termination agreements and memoranda of lease in form and substance satisfactory to UAG.

 6.18.   RESIGNATION OF THE COMPANIES' DIRECTORS

            Each of the persons who is a director of the Companies on the Closing Date shall have tendered to Sub in writing his or her resignation as such in form and substance satisfactory to UAG.

 6.19.   EMPLOYMENT AGREEMENT

            UAG and John A. Staluppi, Jr. shall have entered into an employment agreement on terms mutually agreeable to such parties.

                                  ARTICLE 7.
                       CONDITIONS TO THE OBLIGATIONS OF
                    THE STOCKHOLDERS TO EFFECT THE CLOSING

            The obligations of the Stockholders and the Companies required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholders as provided herein except as otherwise required by applicable law:

 7.1.    REPRESENTATIONS AND WARRANTIES; AGREEMENTS.

            Each of the representations and warranties of UAG and Sub contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and Sub required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by UAG and Sub to the effect that the conditions set forth in the preceding two sentences have been satisfied.

 7.2.    AUTHORIZATION OF THE AGREEMENT, CONSENTS.

            (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and Sub. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

            (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Companies have entered into a franchise agreement (or comparable instrument, mortgages, floor plan lenders and other lenders)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

 7.3.    OPINIONS OF UAG'S AND SUB'S COUNSEL.

            The Stockholders shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG and Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Stockholders and their counsel, which opinions, when taken together, shall have been rendered with respect to those matters contained in Sections 4.1 and 4.2 hereof. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and the Subs and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such opinions may be limited to federal laws and the General Corporation Law of the State of Delaware.

 7.4.    ABSENCE OF LITIGATION.

            No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of the Stockholders to transfer the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which the Stockholders, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

 7.5.    CERTIFICATES.

            UAG and Sub shall have furnished the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article 7 as may be reasonably requested by the Stockholders.

 7.6.    LEGAL MATTERS.

            All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or Sub under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG or Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

 7.7.    REGISTRATION RIGHTS AGREEMENT.

            UAG shall have entered into the Piggyback Registration Rights Agreement.

 7.8.    SCHEDULES.

            UAG shall have delivered to the Stockholders all Schedules referred to in Article 4 and such Schedules shall be acceptable in form and substance to the Stockholders.

 7.9.    LEASES.

            The Companies and the Landlords shall have entered into the Leases and shall have agreed to the form of the New Facility Lease.

 7.10.   NO MATERIAL ADVERSE EFFECT.

            During the period from October 28, 1996 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, prospects, net income or financial condition of UAG.

 7.11.   EMPLOYMENT AGREEMENT.

            UAG and John A. Staluppi, Jr. shall have entered into an employment agreement on terms mutually agreeable to such parties.

                                  ARTICLE 8.
                                  TERMINATION

 8.1.    TERMINATION.

            This Agreement may be terminated at any time prior to Closing:

               (i) by mutual consent of UAG and the Stockholders;

              (ii) by either UAG or the Stockholders if the Closing shall not have taken place on or prior to April 30, 1997, or such later date as shall have been approved by UAG and the Stockholders (provided that the terminating party is not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

             (iii) by UAG or the Stockholders if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

              (iv) by UAG or Sub if any of the conditions specified in Article 6 hereof have not been met or waived by UAG and Sub at such time as such condition is no longer capable of satisfaction (provided UAG and Sub are not otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

               (v) by the Stockholders if any of the conditions specified in
      Article 7 hereof have not been met or waived by the Stockholders at such time as such condition is no longer capable of satisfaction (provided that neither the Stockholders nor the Companies is otherwise in material breach of their or its representations, warranties covenants or agreements under this Agreement); or

              (vi) by either UAG or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach (if capable of being cured) has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

If UAG or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other party specifying the provision hereof pursuant to which such termination is made.

 8.2.    EFFECT OF TERMINATION.

            Except (i) for any willful breach of this Agreement prior to its termination, (ii) for the obligations contained in Sections 5.1 and 10.2 hereof and (iii) as set forth in Sections 9.1 and 9.2 hereof, upon the termination of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

                                  ARTICLE 9.
                                INDEMNIFICATION

 9.1.    INDEMNIFICATION BY THE STOCKHOLDERS.

            Notwithstanding the Closing or the delivery of the Shares, the Stockholders, jointly and severally, indemnify and agree to fully defend, save and hold harmless on an after-tax basis UAG, Sub, the Companies (after Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Companies after the Closing Date) shall at any time or from time to time suffer any Costs (as defined in Section 9.6 below) arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of,
(i) any and all Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of the Companies or the conduct of the business of the Companies prior to the Closing Date (a "Stockholder Third Party Claim"). As used herein, "Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of the Stockholders or the Companies or the breach of any warranty of the Stockholders or the Companies contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Stockholders or the Companies (or any representative of the Stockholders or the Companies) to UAG (or any representative of UAG) and any misrepresentation in or omission from any document furnished to UAG in connection with the Closing, and (ii) any failure of the Stockholders or the Companies duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Stockholders or the Companies to be performed or observed.

 9.2.    INDEMNIFICATION BY UAG.

            Notwithstanding the Closing, UAG indemnifies and agrees to fully defend, save and hold harmless on an after-tax basis the Stockholders, the Companies (prior to Closing), and any of their respective officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party shall at any time or from time to time suffer any Costs arising, directly or indirectly, out of or resulting from, or shall pay or become obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below) or (ii) any Claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which Claim involves, affects or relates to any assets, properties or operations of UAG or the conduct of the business of UAG prior to the Closing Date (a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or Sub or the breach of any warranty of UAG or Sub contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by UAG (or any representative of UAG) to the Stockholders (or any representative of the Stockholder) and any misrepresentation in or omission from any document furnished to the Stockholders in connection with the Closing, and (ii) any failure of UAG duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG to be performed or observed.

 9.3.    PROCEDURES.

            If (i) any Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that the Stockholders have become obligated to a UAG Indemnified Party pursuant to Section 9.1, or if any Stockholder Third Party Claim is begun, made or instituted as a result of which the Stockholders may become obligated to a UAG Indemnified Party hereunder, or (ii) a UAG Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that UAG has become obligated to a Stockholder Indemnified Party pursuant to
Section 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a

Stockholder Indemnified Party hereunder (for purposes of this Article 2, any UAG Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Stockholders are sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Stockholder Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or his obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this Article
9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at his or its sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

 9.4.    REMEDIES.

            The rights of an Indemnified Party under this Article 9 are in addition to such other rights and remedies which such Indemnified Party may have under this Agreement, applicable law or otherwise.

 9.5.    DEFINITIONS.

            For purposes of this Article 9 "Costs" shall mean all liabilities, losses, reasonable costs, damages (not including consequential damages), expenses, claims, reasonable attorneys' fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever. For purposes of application of the indemnity provisions of this Article 9, the amount of any Cost arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Cost suffered, paid or required to be paid by the respective Indemnified Party as a result of such breach.

 9.6.    LIMITATION ON INDEMNIFICATION

            (a)   Indemnification by the Stockholders.

               (i) A UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach or a Stockholder Third Party Claim only to the extent the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000) with respect to a breach of any provision herein other than Section 2.11 or exceed a separate $250,000 amount with respect to a breach under Section 2.11; provided, however, that notwithstanding the preceding limitation, a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in
      Article 1 or Sections 2.3, 2.8, 3.1, 5.6 and 5.14 (to the extent specified therein) hereof.

              (ii) A UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach arising out of a breach of any of the representations or warranties set forth in Articles 2 or 3 hereof or in connection with a Stockholder Third Party Claim for a period terminating on the later of (i) the date two years after the Closing Date, or (ii) with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to Section 9.3 hereof before the expiration of such two year period, on the date such claim is finally liquidated or otherwise resolved; provided, however, that a UAG Indemnified Party shall be entitled to indemnification in connection with an Event of Breach arising out of the representations and warranties in Sections 2.3, 2.8, 2.11, 2.20, and 3.1 hereof until such claim is otherwise barred by the applicable statute of limitations.

             (iii) The aggregate Costs for which the Stockholders shall be obligated to indemnify the UAG Indemnified Parties shall not exceed Twenty-Five Million Dollars ($25,000,000) in the case of Costs incurred or sustained by all UAG Indemnified Parties in connection with an Event of Breach; provided, however, that a UAG Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such UAG Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in Article 1 or Sections 2.3, 2.8, 2.11, 2.20 and 3.1 hereof.

            (b)   Indemnification by UAG.

               (i) A Stockholder Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach or a UAG Third Party Claim only to the extent the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that, notwithstanding the preceding limitation, a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of any untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in
      Article 1 hereof.
              (ii) A Stockholder Indemnified Party shall be entitled to indemnification in connection with an UAG Event of Breach arising out of a breach of any of the representations or warranties set forth in
      Article 4 hereof or in connection with a UAG Third Party Claim for a period terminating on the later of (i) the date two years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to Section 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved; provided, however, that a Stockholder Indemnified Party shall be entitled to indemnification in connection with an UAG Event of Breach arising out of the representations and warranties in Sections 4.7, 4.9(b) and 4.16 hereof until such claim is otherwise barred by the applicable statute of limitations.

             (iii) The aggregate Costs for which UAG shall be obligated to indemnify the Stockholder Indemnified Parties shall not exceed Twenty-Five Million Dollars ($25,000,000) in the case of Costs incurred or sustained by all Stockholder Indemnified Parties in connection with a UAG Event of Breach;

      provided, however, that a Stockholder Indemnified Party shall be entitled to indemnification for all Costs incurred or sustained by such Stockholder Indemnified Party as a result of untruth or inaccuracy in, or breach of, a representation, warranty or covenant (or failure to perform or observe any term, agreement or condition) contained in
      Article 1 or Sections 4.7, 4.9(b) and 4.16 hereof.

                                  ARTICLE 10.
                                 MISCELLANEOUS

 10.1.   SURVIVAL OF PROVISIONS.

            (a) The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to
Section 10.1(b) below. In the event of a breach of any such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of, such party on or before the Closing Date.

            (b) Each of the representations and warranties set forth in
Article 2, Article 3 and Article 4 hereof and in any certificate delivered pursuant to Article 6 or Article 7 hereof shall survive, and not be affected in any respect by, the Closing for a period terminating on the later of (i) the date two years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representation or warranty pursuant to Section 9.3 hereof before the expiration of such representation or warranty, on the date such claim is finally liquidated or otherwise resolved, except with respect to the representations and warranties in Sections 2.3, 2.8, 2.11, 2.20, 3.1, 4.7, 4.9(b) and 4.16 hereof.

 10.2.   FEES AND EXPENSES.

            If the Closing does not occur and Section 5.6 hereof is materially breached, then the Stockholders or the Companies shall pay to UAG, within five
(5) Business Days after receipt of a request therefor, an amount equal to all of the reasonable legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby.

 10.3.   HEADINGS.

            The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

 10.4.   NOTICES.

            All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service for next business day delivery or facsimile transmission (with original to follow by mail) or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

            If to the Companies before the Closing Date:

                        c/o Mr. John A. Staluppi
                        474 South Beach Road
                           Hobe Sound, Florida 33455

            with a copy to:

                        Newman Tannenbaum Helpern
                          Syracuse & Hirschtritt, LLP
                        900 Third Avenue
                        New York, New York  10022
                        Attn:  Stuart B. Newman, Esq.

            If to the Companies after the Closing Date (in addition to the foregoing addresses):

                        United Auto Group, Inc.
                        375 Park Avenue
                        New York, New York 10022
                        Attn:  George G. Lowrance
                        Executive Vice President

            with a copy to:

                        Rogers & Hardin
                        2700 International Tower
                          229 Peachtree Street, N.E.
                        Atlanta, Georgia  30303
                        Attn: Michael Rosenzweig, Esq.

            If to the Stockholders:

                        c/o Mr. John A. Staluppi
                        474 South Beach Road
                           Hobe Sound, Florida 33455
            with a copy to:

                        Newman Tannenbaum Helpern
                          Syracuse & Hirschtritt, LLP
                        900 Third Avenue
                        New York, New York  10022
                        Attn:  Stuart B. Newman, Esq.

            If to UAG or Sub:

                        United Auto Group, Inc.
                        375 Park Avenue
                        New York, New York 10022
                        Attn:  George G. Lowrance
                        Executive Vice President

            with a copy to:

                        Rogers & Hardin
                        2700 International Tower
                          229 Peachtree Street, N.E.
                        Atlanta, Georgia  30303
                        Attn: Michael Rosenzweig, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

 10.5.   ASSIGNMENT.

            This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto (and with respect to the Stockholders, the personal representatives and heirs of the Stockholders) and their respective successors and permitted assigns, and the provisions of
Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, UAG shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

 10.6.   ENTIRE AGREEMENT.

            This Agreement (including the Schedules hereto) and the Documents embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Documents. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

 10.7.   WAIVER AND AMENDMENTS.

            Each of the Stockholders and the Companies as one party, and UAG and Sub as the other party may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

 10.8.   COUNTERPARTS.

            This Agreement may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

 10.9.   ACCOUNTING TERMS.
            All accounting terms used herein which are not expressly defined or modified in this Agreement shall have the respective meanings given to them in accordance with GAAP.

 10.10.    SCHEDULES.

            Disclosure of any matter in any Schedule hereto or in the Financial Statements shall not be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement and shall not be deemed to limit any representations or warranties made herein.

 10.11.    SEVERABILITY.

            If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

 10.12.    REMEDIES.

            None of the remedies provided for in this Agreement, including termination of this Agreement as set forth in Article 8, indemnification as set forth in Article 9, or the payment of certain fees, costs and expenses as set forth in Section 10.2, shall be the exclusive remedy of either party for a breach of this Agreement. The parties hereto shall have the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

 10.13.  GOVERNING LAW.

            This Agreement shall be governed by and construed in accordance the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

 10.14.  TIME IS OF THE ESSENCE.

            Time is of the essence for purposes of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    UNITED AUTO GROUP, INC.

                                    By:
                                       ----------------------------------------
                                        Its:

                   [Signatures continued on following pages]

                                    UAG EAST, INC.

                                    By:
                                       ----------------------------------------
                                        Its:


                                    AMITY AUTO PLAZA LTD.,  D/B/A AMITY TOYOTA
                                    SUPERSTORE

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    MASSAPEQUA  IMPORTS  LTD.,  D/B/A LEXUS OF
                                    MASSAPEQUA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WESTBURY   NISSAN  LTD.,   D/B/A  WESTBURY
                                    NISSAN SUPERSTORE

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WESTBURY  SUPERSTORE  LTD., D/B/A WESTBURY
                                    TOYOTA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    J&S AUTO  REFINISHING  LTD., D/B/A PREMIER
                                    AUTO BODY

                                    By:
                                       ----------------------------------------
                                        Its:  President


                   [Signatures continued on following page]

                                    FLORIDA CHRYSLER PLYMOUTH JEEP EAGLE INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    PALM AUTO  PLAZA  INC.,  D/B/A  PALM BEACH
                                    TOYOTA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WEST PALM INFINITI INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WEST PALM NISSAN INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    NORTHLAKE  AUTO FINISH  INC.,  D/B/A TRAIL
                                    AUTO BODY

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    /s/ John A. Staluppi
                                    ---------------------------------
                                    JOHN A. STALUPPI

                                    /s/ John A. Staluppi, Jr.
                                    ---------------------------------
                                    JOHN A. STALUPPI, JR.

                              AMENDMENT NO. 1 TO
                           STOCK PURCHASE AGREEMENT

            This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT ("the Amendment") is made and entered into this 7th day of April, 1997 between and among United Auto Group, Inc., a Delaware corporation, UAG East, Inc., a Delaware corporation, Amity Auto Plaza Ltd., d/b/a Amity Toyota Superstore, a New York corporation, Massapequa Imports Ltd., d/b/a Lexus of Massapequa, a New York corporation, Westbury Nissan Ltd., d/b/a Westbury Nissan Superstore, a New York corporation, Westbury Superstore Ltd., d/b/a Westbury Toyota, a New York corporation, J&S Auto Refinishing Ltd., d/b/a Premier Auto Body, a New York corporation, Florida Chrysler Plymouth Jeep Eagle Inc., a Florida corporation, Palm Auto Plaza Inc., d/b/a Palm Beach Toyota, a Florida corporation, West Palm Infiniti Inc., a Florida corporation, West Palm Nissan Inc., a Florida corporation, Northlake Auto Finish Inc., d/b/a Trail Auto Body, a Florida corporation, Amity Nissan of Massapequa, Inc., d/b/a Amity Nissan, a New York corporation ("Amity Nissan"), John A. Staluppi and John A. Staluppi, Jr.

                              W I T N E S S E T H

            WHEREAS, the parties hereto (other than Amity Nissan) have entered into that certain Stock Purchase Agreement dated February 19, 1997 (the "Stock Purchase Agreement");

            WHEREAS, the Stockholders own 100% of the issued and outstanding capital stock of Amity Nissan;

            WHEREAS, the parties hereto desire to amend the terms of the Stock Purchase Agreement as set forth herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

            2. At the Closing, in consideration for the aggregate purchase price as set forth in Section 1.2(a) of the Stock Purchase Agreement, the Stockholders shall sell, assign, transfer and deliver to UAG East 100% of the issued and outstanding capital stock of Amity Nissan and shall deliver the certificates representing such shares to UAG East accompanied by stock powers duly executed in blank.

            3. At the Closing, UAG East shall not purchase and the Stockholders shall not sell, assign, transfer or deliver to UAG East any of the issued and outstanding capital stock of Massapequa Lexus.

            4. The principal amount of the promissory notes set forth in
Section 1.2(a)(iii) shall be reduced by Two Million One Hundred Thirty-Six Thousand and Sixty Dollars ($2,136,060).

            5. The definition of Companies in the Stock Purchase Agreement shall be amended to include Amity Nissan and to delete Massapequa Lexus.

            6. This Amendment may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. If any one or more of the provisions of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality or unenforceability of the remaining provisions of this Amendment shall not be affected thereby.

            7. This Amendment shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice or conflict of law provision or rule that would cause laws of any other jurisdiction to apply.

            8. Except as expressly stated herein, the provisions of the Stock Purchase Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                    UNITED AUTO GROUP, INC.

                                    By:
                                       ----------------------------------------
                                        Its:

                   [Signatures continued on following pages]

                                    UAG EAST, INC.

                                    By:
                                       ----------------------------------------
                                        Its:


                                    AMITY AUTO PLAZA LTD.,  D/B/A AMITY TOYOTA
                                    SUPERSTORE

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    MASSAPEQUA  IMPORTS  LTD.,  D/B/A LEXUS OF
                                    MASSAPEQUA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WESTBURY   NISSAN  LTD.,   D/B/A  WESTBURY
                                    NISSAN SUPERSTORE

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WESTBURY  SUPERSTORE  LTD., D/B/A WESTBURY
                                    TOYOTA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    J&S AUTO  REFINISHING  LTD., D/B/A PREMIER
                                    AUTO BODY

                                    By:
                                       ----------------------------------------
                                        Its:  President


                   [Signatures continued on following page]

                                    FLORIDA CHRYSLER PLYMOUTH JEEP EAGLE INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    PALM AUTO  PLAZA  INC.,  D/B/A  PALM BEACH
                                    TOYOTA

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WEST PALM INFINITI INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    WEST PALM NISSAN INC.

                                    By:
                                       ----------------------------------------
                                        Its:  President


                                    NORTHLAKE  AUTO FINISH  INC.,  D/B/A TRAIL
                                    AUTO BODY

                                    By:
                                       ----------------------------------------
                                        Its:  President



                                    /s/ John A. Staluppi
                                    ---------------------------------
                                    JOHN A. STALUPPI



                                    /s/ John A. Staluppi
                                    ---------------------------------
                                    JOHN A. STALUPPI

                             AMENDMENT NO. 2 TO
                           STOCK PURCHASE AGREEMENT

            This AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT ("the Amendment") is made and entered into this 30th day of April, 1997, between and among United Auto Group, Inc., a Delaware corporation, UAG East, Inc., a Delaware corporation, Amity Auto Plaza, Ltd., d/b/a Amity Toyota Superstore, a New York corporation, Westbury Nissan Ltd., d/b/a Westbury Nissan Superstore, a New York corporation, Westbury Superstore, Ltd., d/b/a Westbury Toyota, a New York corporation, J&S Auto Refinishing, Ltd., d/b/a Premier Auto Refinishing, a New York corporation, Florida Chrysler Plymouth, Inc., d/b/a Florida Chrysler Plymouth Jeep/Eagle, a Florida corporation, Palm Auto Plaza, Inc., d/b/a Palm Beach Toyota, a Florida corporation, West Palm Infiniti, Inc., d/b/a Palm Infiniti, a Florida corporation, West Palm Nissan, Inc., d/b/a Palm Nissan, a Florida corporation, Northlake Auto Finish, Inc., d/b/a Trail Auto Body, a Florida corporation, Amity Nissan of Massapequa, Ltd, d/b/a Amity Nissan Superstore, a New York corporation, Auto Mall Payroll Services, Inc., a Florida corporation, West Palm Auto Mall, Inc., a Florida corporation, Auto Mall Storage, Inc., a Florida corporation, JS Imports, Inc., a Florida corporation, John A. Staluppi and John A. Staluppi, Jr.

                              W I T N E S S E T H

            WHEREAS, certain of the parties hereto have entered into that certain Stock Purchase Agreement dated February 19, 1997, as amended by that certain Amendment No. 1 to Stock Purchase Agreement (collectively, the "Stock Purchase Agreement");

            WHEREAS, the parties hereto desire to amend the terms of the Stock Purchase Agreement as set forth herein.

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            9. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

            10. At the Closing, in consideration for the Purchase Price as set forth in Section 1.2(a) of the Stock Purchase Agreement, the Stockholders shall sell, assign, transfer and deliver to UAG East 100% of the issued and outstanding capital stock of Auto Mall Payroll Services, Inc., a Florida corporation ("Auto Mall Payroll"), West Palm Auto Mall, Inc., a Florida corporation ("Palm Auto Mall"), and Auto Mall Storage, Inc., a Florida corporation ("Auto Mall Storage") and shall deliver the certificates representing such shares to UAG East accompanied by stock powers duly executed in blank.

            11. The definition of Companies in the Stock Purchase Agreement shall be amended to include Auto Mall Payroll, Palm Auto Mall, and Auto Mall Storage.

            12.   Section 1.2(a) shall be amended to read as follows:

            "(a) Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to UAG East, and UAG East shall purchase from the Stockholders, the Shares for an aggregate purchase price (the "Purchase Price") equal to (i) a promissory note in substantially the form attached hereto as Exhibit A (the "Six Year Note") in the aggregate principal amount of Thirty-Eight Million Three Hundred Sixty-Three Thousand Nine Hundred and Forty Dollars ($38,363,940) less the amount of any distributions (the "Distributions") made by the Companies to the Stockholders from November 30, 1996 until the Closing Date (other than distributions of net income attributable to periods after November 30, 1996 or distributions attributable to periods prior to November 30, 1996 which are reflected on the November 30 Balance Sheets), with interest only payable quarterly at the rate of six and one-half percent (6.5%) and with Twenty-Eight Million Dollars ($28,000,000) payable on demand at any time after the Closing Date (of which Twenty-five Million Dollars ($25,000,000) is payable in cash and the remainder is payable in One Hundred Twenty-Seven Thousand Six Hundred Sixty (127,660) shares of UAG Common Stock (the "UAG Shares") issued in the name of Mr. Staluppi bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws, which shares shall be deposited in escrow pursuant to Section 1.2(c) below) and Ten Million Three Hundred Sixty-Three Thousand Nine Hundred and Forty Dollars ($10,363,940) maturing on the sixth anniversary of the Closing Date; (ii) a promissory note in substantially the form attached hereto as Exhibit B (the "Three Year Note" and, together with the Six Year Note, the "Notes") issued by UAG in the aggregate principal amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000) with interest only payable quarterly at the rate of eight and one-half percent (8.5%) per annum or such other rate as shall be agreed to by the parties, maturing on the third anniversary of the Closing Date. The purchase price set forth above is subject to adjustment after the Closing as provided in Sections 1.3, 1.7 and 1.8 below. At the Closing referred to in
            Section 1.2(b) hereof:

                   (i) the Stockholders shall sell, assign, transfer and
                  deliver to Sub the Shares representing 100% of the issued and outstanding capital stock of the Companies and deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

                   (ii) Sub shall accept and purchase the Shares from the
                  Stockholders and in payment therefor shall deliver to the Stockholders the Notes.

            13. The Stockholders agree that the Notes and the UAG Shares shall be issued to Mr. Staluppi. Allocation and distribution between the Stockholders of all consideration to be received by the Stockholders from UAG shall be the sole responsibility of Mr. Staluppi.

            14. Exhibit A to the Stock Purchase Agreement shall be replaced with Exhibit A hereto.

            15. Exhibit B to the Stock Purchase Agreement shall be replaced with Exhibit B hereto.

            16. The Stockholders agree to join with UAG, if UAG so requests, in making a timely election with respect to any of the Companies to treat the purchase and sale of the Shares relating to such Company pursuant to this Agreement as a sale of all of such Company's assets under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), as permitted pursuant to Section 1.338(h)(10)-1(a) of the Treasury Regulations promulgated thereunder. In the event of such an election, UAG agrees to promptly pay to the Stockholders the amount of any additional tax (including any penalties and interest thereon) that is imposed on the Stockholders by reason of making such an election (including any tax imposed on the Stockholders by reason of the "pass-through" of income or other items recognized by the Companies). Thus, in the event that the tax imposed on the Stockholders by reason of the stock sale (including any tax imposed on the Stockholders by reason of the "pass-through" of income or other items recognized by the Companies) exceeds the tax that would have been imposed if no such election had been made, UAG will be responsible for such excess. UAG further agrees to "gross up" any payment to the Stockholders pursuant to this paragraph to the extent that any such payment would itself be subject to any tax. Stockholders agree to cooperate with UAG to cause each of the Companies to timely file for federal and/or state income tax purposes, with respect to such Company's final short period as an S corporation under the Code through the Closing Date, any return or extension of the due date thereof as required under the Code to effect or reflect any such election under Section 338(h)(10) of the Code. Notwithstanding the provision of this paragraph 8, the Stockholders shall not be required to make any such election unless the amount and form of indemnification is reasonably satisfactory to the Stockholders.

            17. The first sentence of Section 5.12 is hereby amended to include the following phrase at the end of the first sentence: "... as well as such other personal guarantees of loans or other indebtedness of the Companies incurred in the ordinary course of business which do not appear on the Company Financial Statements, but which will appear on the Closing Date Balance Sheet.

            18. UAG and/or the Sub agree to pay to the Stockholders their pro rata portion of any incentive payments earned by UAG and/or the Sub through the manufacturers' incentive programs of Nissan and Infiniti (the "Programs") described on Exhibit C hereto, for the year ending December 31, 1997. The "pro rata" period shall include January, February, March and April of 1997. Payment of any amounts owed under this Section to the Stockholders shall be paid in cash or its equivalent within five (5) Business Days after UAG and/or the Sub receives such payment under the programs.

            19. UAG agrees to enter into an Assignment and Assumption of Lease with Westbury Imports, Ltd., in a form to be agreed upon by the parties (the "Assignment Agreement"). The definition of Real Property shall be amended to include the property located at 10-20 Brooklyn Avenue that is subject to the Assignment Agreement (the "10-20 Property"). The Stockholders further agree to indemnify and hold harmless any UAG Indemnified Party for any Costs incurred by such party as the result of the 10-20 Property not being in compliance with any applicable Environmental Laws or Environmental Permits.

            20. Mr. Staluppi and West Palm Toyota agree that the New Facility will be constructed and the New Facility Closing Conditions shall be as provided in the lease entered into between West Palm Toyota and Gardenette Royal Properties, Inc. of even date herewith. The last sentence of Section 1.4 shall be deleted and of no further force and effect. West Palm Toyota shall lease the West Palm Parcel for $10,000 per month until such time as the New Facility Closing Conditions are met as provided in such lease.

            21. Within 15 days after the date hereof, the Stockholders agree to pay in full and to satisfy (or to cause to be paid in full and satisfied)
(i) that certain mortgage held by the Bank of New York encumbering the property located at 56 Park Place, Amityville, New York and used in the business of Amity Auto Plaza, Ltd., (ii) that certain mortgage held by the Bank of New York encumbering the property located at 4500 Sunrise Highway, Massapequa, New York and used in the business of Amity Nissan of Massapequa, Ltd., and (iii) that certain mortgage held by debis Financial Services, Inc. encumbering the property located at 939 Old Country Road, Westbury, New York or as a result of any rights such lenders have in any leases relating to such properties. The Stockholders further agree to indemnify UAG, UAG East and the Companies from any and all costs incurred by UAG, UAG East or the Companies as the result of such mortgages.

            22. The Closing Date shall be April 30, 1997. All closing transactions contemplated by the Stock Purchase Agreement and the related closing documents shall be deemed effective after the close of business on the Closing Date.

            23. All references to Florida Chrysler Plymouth Jeep Eagle Inc. shall be changed to Florida Chrysler Plymouth, Inc., a Florida corporation d/b/a Florida Chrysler Plymouth Jeep/Eagle. The Stockholders represent that Florida Chrysler Plymouth, Inc. holds Chrysler, Plymouth, Jeep and Eagle franchises.

            24. The Stockholders agree that prior to the Closing Date, Amity Nissan shall transfer to Mr. Staluppi or his designee the real property located at 4950 Sunrise Highway, Massapequa, New York and currently leased to Massapequa Imports, Ltd. The Stockholders agree to use their best efforts to cause Primus to release Amity Nissan from the mortage it currently holds relating to such property. The Stockholders agree to promptly pay to UAG or the Companies the amount of any tax (including penalties and interest thereon) that is imposed on the Companies or UAG (or any of its affiliates) as a result of the transfer of such property. The Stockholders further agree to fully defend, save and hold harmless the UAG Identified Parties for any and all Costs arising out of or relating to Amity Nissan's ownership of such property (including, but not limited to, the mortgage on such property currently held by Primus).

            25. Section 1.3(a) of the Stock Purchase Agreement shall be amended to provide that the Closing Date Balance Sheets or the Reviewed Balance Sheets shall be prepared in a manner consistent with the November 30 Balance Sheets attached hereto as Exhibit D which the Stockholders represent have been prepared in accordance with GAAP. Section 1.3(g)(i) of the Stock Purchase Agreement shall be amended to provide that the November 30 Balance Sheets shall be the balance sheets attached hereto as Exhibit D. The parties acknowledge that the Net Worth of the Companies as set forth on the November 30 Balance Sheets is $2,907,994. The Net Worth as set forth on the Closing Date Balance Sheets and the Reviewed Balance Sheets shall be adjusted to reflect any receivables or payables from or due to Affiliates. For purposes of the Closing Date Balance Sheets and the Reviewed Balance Sheets the cumulative LIFO reserve shall be $5,141,135. If the Final Net Worth shall be greater than the Net Worth of the Companies as set forth on the November 30 Balance Sheets (the amount of any such excess being referred to herein as the "Net Worth Surplus"), UAG shall pay the Stockholders at the Supplemental Closing an amount equal to the Net Worth Surplus. The Final Net Worth shall reflect a charge of $79,443 in fees relating to the 1996 audited financial statements.

            26. The Stockholders, JS Imports and UAG shall enter into an asset purchase agreement pursuant to which UAG or its designee shall agree, subject to manufacturer approval, to acquire all of the assets of JS Imports relating to sale or servicing of

KIA vehicles, parts and accessories pursuant to terms and conditions mutually acceptable to such parties.

            27. The Stockholders agree to indemnify and hold the Companies, UAG and UAG East harmless for any Costs incurred by the Company or UAG as the result of any default under the terms of those certain mortgages held by Ella Landau and/or 15 Kinkel Street Realty Corp. (collectively "Landau") encumbering the property located at 939 Old Country Road, Westbury, New York or as a result of any rights that Landau has in any leases relating to the property.

            28. Within 15 days after the date hereof, the Stockholders agree to obtain a Subordination, Non-disturbance and Attornment agreement in a form reasonably satisfactory to UAG from Primus Automotive Financial Services, Inc. ("Primus") in connection with the mortgage held by Primus relating to the property located at 10-20 Brooklyn Avenue, Westbury, New York and the Stockholders agree to cause 10-20 Brooklyn Ave. Realty, Corp. to terminate all existing leases with respect to the 10-20 Property. In the event that the Stockholders do not obtain such agreement, the Stockholders agree to indemnify and hold harmless UAG and the Companies from any Costs incurred by UAG, UAG East or the Companies as the result of any default of the Primus mortgage. The Stockholders agree to indemnify and hold harmless UAG and the Companies from any costs incurred by UAG, UAG East or the Companies as the result of any prior leases relating to the 10-20 Property.

            29. The Stockholders agree to indemnify and hold the Companies, UAG and UAG East harmless from any Costs incurred by the Companies as the result of unpaid franchise taxes and judgment liens shown on the title commitments obtained in connection with the transactions contemplated in the Stock Purchase Agreement.

            30. Within 30 days after the date hereof, the Stockholders agree to perform all maintenance and repairs described in that certain letter from Toyota Motor Sales, U.S.A., Inc. ("Toyota Motor Sales") to Westbury Toyota dated July 17, 1995, in a manner acceptable to Toyota Motor Sales. If the Stockholders do not complete such repairs and maintenance to the satisfaction of Toyota Motor Sales within 30 days of the date hereof, UAG shall cause Westbury Toyota to complete such repairs and maintenance and the Stockholders shall reimburse Westbury Toyota for all reasonable costs and expenses relating hereto.

            31. The Stockholders represent and warrant that as of the Closing Date the Companies (and their respective assets) will not (directly or indirectly) be liable for any loans or other indebtedness of the Stockholders or any entity affiliated with the Stockholders (the "Stockholder Debt") and will not guaranty or otherwise secure any Stockholder Debt. Notwithstanding this representation and warranty, to the extent that the Companies (or any of their respective assets) have any obligations with respect to any Stockholder Debt, the Stockholders shall use their best efforts to cause the Companies (of any of their respective assets) to be released from such obligations. In the event that any such obligations are not released, then the Stockholders shall indemnify the Companies or hold them harmless from any Costs arising out of or in any way relating to any Stockholder Debt.

            32. The parties acknowledge that, pursuant to the terms of the Stock Purchase Agreement, Law Engineering and Environmental Services, Inc. ("Law") conducted Phase I environmental audits ("Phase I Reports") with respect to the Real Property and the Companies. The Phase I Reports recommend certain additional testing and records investigation to determine whether the Real Property and the Companies are in compliance with applicable Environmental Laws. At the Stockholders' request, the parties agreed not to conduct additional testing prior to Closing. Within 30 days of the Closing, Law (after consulting with the Companies' environmental consultants) shall prepare a recommendation with respect to the scope of additional testing and investigation to be conducted (the "Phase II Audit"). The cost of the Phase II Audit testing shall be paid one-half by UAG and one-half by the Stockholders. If the Phase II Audit indicates that any governmental filings (including closure reports), approvals or additional testing is required by applicable Environmental Laws or Environmental Permits, then the Stockholders shall, cause such filings to be made and such approvals to be obtained in a timely manner. If the Phase II Audit indicates that any remediation action is required under any Environmental Laws or Environmental Permits, then the Stockholders shall at their sole cost and expense, cause such remediation to be completed in a timely manner. Notwithstanding anything in the Stock Purchase Agreement to the contrary, the Stockholders agree to indemnify and hold harmless the UAG Indemnified Parties from any and all Costs arising out of any violations of any Environmental Laws or Environmental Permits indicated on the Phase II Audit and any and all Costs relating to any Hazardous Materials reported in the Phase II Audit (whether or not remediation is required at this time). If the Stockholders do not take the steps, if any, set forth in the Phase II Audit to cause the Real Property and the Companies to be in compliance with all applicable Environmental Laws and Environmental Permits within the time periods set forth above, then the Companies shall have the right to take such steps and the Stockholders shall reimburse the Companies for all costs and expenses related thereto. To the extent the Stockholders do not reimburse any Company for such costs and expenses, such Company shall have the right to off-set such costs and expenses against monies due under such Company's lease agreement of even date herewith. To the extent that there are any existing violations of any zoning requirements relating to any of the properties leased to the Companies and any third party requires that such zoning violations be corrected in order for the Companies to continue to operate in the ordinary course of business, then the Stockholders shall, at their sole cost and expense, cause these violations to be corrected to the satisfaction of such third party. To the extent the Stockholders do not remedy such violations, then the Stockholders shall indemnify and hold harmless any UAG

Indemnified Party to the extent such UAG Indemnified Party incurs any Costs relating to such violations.

            33. Except as expressly stated herein, the provisions of the Stock Purchase Agreement shall remain in full force and effect.

            34. This Amendment may be executed by facsimile signature(s) and in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. If any one or more of the provisions of this Amendment shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Amendment shall not be affected thereby.

            35. This Amendment shall be governed by and construed in accordance with the laws of the state of New York without giving effect to any choice or conflict of law provision or rule that would cause laws of any other jurisdiction to apply.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                     [Signatures begin on following page]

                                    UNITED AUTO GROUP, INC.

                                    By: /s/ George G. Lowrance
                                       ----------------------------------------
                                        George G. Lowrance
                                        Executive Vice President



                                    UAG EAST, INC.

                                    By: /s/ George G. Lowrance
                                       ----------------------------------------
                                        George G. Lowrance
                                        Vice President



                                    AMITY  AUTO  PLAZA,   LTD.,   D/B/A  AMITY
                                    TOYOTA SUPERSTORE

                                    By: /s/ John A. Staluppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    WESTBURY   NISSAN  LTD.,   D/B/A  WESTBURY
                                    NISSAN SUPERSTORE

                                    By: /s/ John A. Staluppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    WESTBURY SUPERSTORE,  LTD., D/B/A WESTBURY
                                    TOYOTA

                                    By: /s/ John A. Staluppi
                                       ----------------------------------------
                                         John A. Staluppi, President



                                    J&S AUTO REFINISHING,  LTD., D/B/A PREMIER
                                    AUTO REFINISHING

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President

                   [Signatures continued on following pages]

                                    FLORIDA  CHRYSLER  PLYMOUTH,  INC.,  D/B/A
                                    FLORIDA CHRYSLER PLYMOUTH JEEP/EAGLE

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    PALM AUTO  PLAZA,  INC.,  D/B/A PALM BEACH
                                    TOYOTA

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    WEST PALM INFINITI INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President

                   [Signatures continued on following pages]



                                    WEST PALM NISSAN INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    NORTHLAKE AUTO FINISH,  INC.,  D/B/A TRAIL
                                    AUTO BODY

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    JS IMPORTS, INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President

                   [Signatures continued on following page]

                                    AMITY  NISSAN OF  MASSAPEQUA,  LTD.  D/B/A
                                    AMITY NISSAN SUPERSTORE

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    AUTO MALL PAYROLL SERVICES, INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    WEST PALM AUTO MALL, INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President



                                    AUTO MALL STORAGE, INC.

                                    By: /s/ John A. Stalupppi
                                       ----------------------------------------
                                        John A. Staluppi, President


                                    /s/ John A. Stalupppi
                                    ---------------------------------
                                    JOHN A. STALUPPI, individually


                                    /s/ John A. Stalupppi, Jr.
                                    ------------------------------------
                                    JOHN A. STALUPPI, JR., individually